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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (date of earliest event reported): SEPTEMBER 16, 1999

                        COMMISSION FILE NUMBER: 1-12154

                             WASTE MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                      73-1309529
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                      Identification No.)

                            1001 FANNIN, SUITE 4000
                              HOUSTON, TEXAS 77002
                    (Address of principal executive offices)

                                 (713) 512-6200
              (Registrant's telephone number, including area code)

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

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Consolidated Financial Statements

     The consolidated financial statements of Waste Management, Inc. and subsidiaries ("the Company") provided herein are consistent with the previously filed 1998 10-K. The Company is filing this current report on Form 8-K to provide additional information in its notes to consolidated financial statements. This information consists of condensed consolidating financial statements and is provided as a result of full and unconditional guarantees of certain senior indebtedness of Waste Management, Inc. by Waste Management Holdings, Inc., a wholly-owned subsidiary of Waste Management, Inc., and the assumption or guarantee of certain indebtedness of Waste Management Holdings, Inc. by Waste Management, Inc.

     (b) Exhibits

          23.1           -- Consent of Independent Public Accountants
          23.2           -- Consent of Independent Accountants

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

                                    INDEX TO
                       CONSOLIDATED FINANCIAL STATEMENTS

                                                                 PAGE
                                                                 ----
  Report of Independent Public Accountants....................     3
  Report of Independent Accountants...........................     4
  Consolidated Balance Sheets as of December 31, 1998 and
    1997......................................................     5
  Consolidated Statements of Operations for the Years Ended
    December 31, 1998, 1997, and 1996.........................     6
  Consolidated Statements of Stockholders' Equity for the
    Years Ended December 31, 1998, 1997, and 1996.............     7
  Consolidated Statements of Cash Flows for the Years Ended
    December 31, 1998, 1997, and 1996.........................    10
  Consolidated Statements of Comprehensive Income for the
    Years Ended December 31, 1998, 1997, and 1996.............    11
  Notes to Consolidated Financial Statements..................    12

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Waste Management, Inc.:

     We have audited the consolidated balance sheets of Waste Management, Inc. and Subsidiaries (the "Company"), a Delaware corporation, as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, cash flows and comprehensive income for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     The consolidated financial statements give retroactive effect to the merger of the companies known prior to July 16, 1998 as USA Waste Services, Inc. and Waste Management Holdings, Inc., that formed the Company on July 16, 1998, and the Company's merger with Eastern Environmental Services, Inc. on December 31, 1998. As described in Note 3 to the consolidated financial statements, both mergers have been accounted for as poolings of interests.

     We did not audit the consolidated financial statements of the former USA Waste Services, Inc. and Subsidiaries as of December 31, 1997 and for each of the years in the two-year period then ended. Such financial statements, which are included in the consolidated financial statements of the Company, reflect total assets and revenues constituting thirty-three percent and twenty-two percent, respectively, in 1997, and reflect revenues constituting fifteen percent in 1996, of the related consolidated totals. These financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for the former USA Waste Services, Inc. and Subsidiaries as of December 31, 1997 and for each of the years in the two-year period then ended is based solely upon the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

     In our opinion, based upon our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Waste Management, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.

     As discussed in Note 2 to the consolidated financial statements, effective January 1, 1997, the Company changed its method of accounting for environmental remediation liabilities.

                                            Arthur Andersen LLP

Houston, Texas
February 25, 1999
(Except with respect to
Notes 20 and 21, as to
which the date is
September 16, 1999)

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders of USA Waste Services, Inc.:

     We have audited the consolidated balance sheet of USA Waste Services, Inc. as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1997. These financial statements (not presented separately herein) are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of USA Waste Services, Inc. as of December 31, 1997, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                            Coopers & Lybrand L.L.P.

Houston, Texas
March 16, 1998

                             WASTE MANAGEMENT, INC.

                          CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PAR VALUE AMOUNTS)

                                     ASSETS

                                                                     DECEMBER 31,
                                                               -------------------------
                                                                  1998          1997
                                                               -----------   -----------
Current assets:
  Cash and cash equivalents.................................   $    86,873   $   189,942
  Short-term investments....................................         1,792        59,296
  Accounts receivable, net of allowance for doubtful
    accounts of $116,430 and $90,164, respectively..........     2,245,977     1,976,478
  Notes and other receivables...............................       139,934        90,144
  Parts and supplies........................................       128,254       152,702
  Deferred income taxes.....................................       237,616        55,961
  Costs and estimated earnings in excess of billings on
    uncompleted contracts...................................       127,975       158,610
  Prepaid expenses and other................................       166,371       153,543
  Current assets held for sale..............................       746,605            --
                                                               -----------   -----------
         Total current assets...............................     3,881,397     2,836,676
Notes and other receivables, net............................       120,997       128,538
Property and equipment, net.................................    11,637,739    11,188,530
Excess of cost over net assets of acquired businesses,
  net.......................................................     6,069,098     4,721,801
Other intangible assets, net................................       181,226       126,375
Net assets of continuing operations held for sale...........            --       154,384
Other assets................................................       824,741     1,000,120
                                                               -----------   -----------
         Total assets.......................................   $22,715,198   $20,156,424
                                                               ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................   $ 1,040,601   $ 1,007,458
  Accrued liabilities.......................................     2,287,543     1,897,948
  Deferred revenues.........................................       381,780       300,536
  Current maturities of long-term debt......................       583,742     1,598,012
                                                               -----------   -----------
         Total current liabilities..........................     4,293,666     4,803,954
Long-term debt, less current maturities.....................    11,114,201     7,881,949
Deferred income taxes.......................................       470,107       523,593
Environmental liabilities...................................       971,507     1,038,049
Other liabilities...........................................     1,381,145       943,269
                                                               -----------   -----------
         Total liabilities..................................    18,230,626    15,190,814
                                                               -----------   -----------
Minority interest in subsidiaries...........................       112,076     1,110,681
                                                               -----------   -----------
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $.01 par value; 10,000,000 shares
    authorized; none issued.................................            --            --
  Common stock, $.01 par value; 1,500,000,000 shares
    authorized; 608,307,531 and 598,677,893 shares issued,
    respectively............................................         6,083         5,987
  Additional paid-in capital................................     4,091,525     3,873,990
  Retained earnings.........................................     1,066,506     1,938,027
  Accumulated other comprehensive income....................      (420,804)     (283,193)
  Restricted stock unearned compensation....................            --       (11,102)
  Treasury stock at cost, 63,950 and 34,239,062 shares,
    respectively............................................        (2,821)   (1,369,405)
  Employee stock benefit trust at market, 7,892,612
    shares..................................................      (367,993)     (299,375)
                                                               -----------   -----------
         Total stockholders' equity.........................     4,372,496     3,854,929
                                                               -----------   -----------
         Total liabilities and stockholders' equity.........   $22,715,198   $20,156,424
                                                               ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                             WASTE MANAGEMENT, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     YEARS ENDED DECEMBER 31,
                                                              ---------------------------------------
                                                                 1998          1997          1996
                                                              -----------   -----------   -----------
Operating revenues..........................................  $12,703,469   $11,972,498   $10,998,602
                                                              -----------   -----------   -----------
Costs and expenses:
  Operating (exclusive of depreciation and amortization
    shown below)............................................    7,383,751     7,482,273     6,564,234
  General and administrative................................    1,309,936     1,438,501     1,316,480
  Depreciation and amortization.............................    1,498,712     1,391,810     1,264,196
  Merger costs..............................................    1,807,245       112,748       126,626
  Asset impairments and unusual items.......................      864,063     1,771,145       529,768
(Income) loss from continuing operations held for sale, net
  of minority interest......................................          151         9,930          (315)
                                                              -----------   -----------   -----------
                                                               12,863,858    12,206,407     9,800,989
                                                              -----------   -----------   -----------
Income (loss) from operations...............................     (160,389)     (233,909)    1,197,613
                                                              -----------   -----------   -----------
Other income (expense):
  Interest expense..........................................     (681,457)     (555,576)     (525,340)
  Interest income...........................................       26,829        45,214        34,603
  Minority interest.........................................      (24,254)      (45,442)      (41,289)
  Other income, net.........................................      139,392       127,216       108,645
                                                              -----------   -----------   -----------
                                                                 (539,490)     (428,588)     (423,381)
                                                              -----------   -----------   -----------
Income (loss) from continuing operations before income
  taxes.....................................................     (699,879)     (662,497)      774,232
Provision for income taxes..................................       66,923       363,341       486,700
                                                              -----------   -----------   -----------
Income (loss) from continuing operations....................     (766,802)   (1,025,838)      287,532
Discontinued operations:
  Income from operations of discontinued businesses, net of
    applicable income tax and minority interest of $17,490
    in 1996.................................................           --            --        22,620
  Income (loss) on disposal or from reserve adjustment, net
    of applicable income tax and minority interest of
    $100,842 in 1997 and $(18,640) in 1996..................           --        95,688      (285,921)
                                                              -----------   -----------   -----------
Income (loss) before extraordinary item and cumulative
  effect of change in accounting principle..................     (766,802)     (930,150)       24,231
Extraordinary loss on refinancing or retirement of debt, net of applicable income tax and minority interest of $2,600
  in 1998 and $4,962 in 1997................................       (3,900)       (6,809)           --
Cumulative effect of change in accounting principle, net of
  income tax of $1,100 in 1997..............................           --        (1,936)           --
                                                              -----------   -----------   -----------
Net income (loss)...........................................  $  (770,702)  $  (938,895)  $    24,231
                                                              ===========   ===========   ===========
Basic earnings (loss) per common share:
  Continuing operations.....................................  $     (1.31)  $     (1.84)  $      0.54
  Discontinued operations...................................           --          0.17         (0.49)
  Extraordinary item........................................        (0.01)        (0.01)           --
  Cumulative effect of change in accounting principle.......           --            --            --
                                                              -----------   -----------   -----------
  Net income (loss).........................................  $     (1.32)  $     (1.68)  $      0.05
                                                              ===========   ===========   ===========
Diluted earnings (loss) per common share:
  Continuing operations.....................................  $     (1.31)  $     (1.84)  $      0.53
  Discontinued operations...................................           --          0.17         (0.49)
  Extraordinary item........................................        (0.01)        (0.01)           --
  Cumulative effect of change in accounting principle.......           --            --            --
                                                              -----------   -----------   -----------
  Net income (loss).........................................  $     (1.32)  $     (1.68)  $      0.04
                                                              ===========   ===========   ===========
Weighted average number of common shares outstanding........      584,301       557,675       537,269
                                                              ===========   ===========   ===========
Weighted average number of common and dilutive potential
  common shares outstanding.................................      584,301       557,675       546,916
                                                              ===========   ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                             WASTE MANAGEMENT, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                  ACCUMULATED     RESTRICTED
                                                       ADDITIONAL                    OTHER          STOCK       1988 EMPLOYEE
                                  PREFERRED   COMMON    PAID-IN      RETAINED    COMPREHENSIVE     UNEARNED         STOCK
                                    STOCK     STOCK     CAPITAL      EARNINGS       INCOME       COMPENSATION   OWNERSHIP PLAN
                                  ---------   ------   ----------   ----------   -------------   ------------   --------------
Balance, January 1, 1996........     $--      $5,127   $2,180,411   $3,493,086     $(129,412)      $    --         $(13,062)
  Net income....................      --         --            --       24,231            --            --               --
  Cash dividends................      --         --            --     (308,265)           --            --               --
  Dividends paid to employee
    stock benefit trust.........      --         --         6,943       (6,943)           --            --               --
  Common stock issued upon
    exercise of stock options
    and grants of restricted
    stock (including tax
    benefit)....................      --         57        64,766           --            --            --               --
  Unearned compensation related
    to issuance of restricted
    stock to employees..........      --         --            --           --            --        (2,640)              --
  Earned compensation related to
    restricted stock, net of
    reversals on forfeited
    shares......................      --         --            --           --            --            99               --
  Contribution to 1988 ESOP
    (222,605 shares)............      --         --            --           --            --            --            6,666
  Common stock issued for
    acquisitions................      --        155       357,714       (9,944)           --            --               --
  Common stock issued for
    conversion of subordinated
    debentures..................      --         35        59,590           --            --            --               --
  United two-for-one stock
    split.......................      --        196          (196)          --            --            --               --
  Temporary equity related to
    put options.................      --         --       166,170           --            --            --               --
  Proceeds from sale of put
    options.....................      --         --        18,845           --            --            --               --
  Adjustment of employee stock
    benefit trust to market
    value.......................      --         --        32,278           --            --            --               --
  Adjustment for minimum pension
    liability...................      --         --            --           --        (7,193)           --               --
  Cumulative translation
    adjustment of foreign
    currency statements.........      --         --            --           --        22,664            --               --
  Common stock repurchased
    (10,432,750 shares).........      --         --            --           --            --            --               --
  Other.........................      --         13        14,457           --            --            --               --
                                     ---      ------   ----------   ----------     ---------       -------         --------
Balance, December 31, 1996......     $--      $5,583   $2,900,978   $3,192,165     $(113,941)      $(2,541)        $ (6,396)
                                     ===      ======   ==========   ==========     =========       =======         ========


                                                EMPLOYEE
                                  TREASURY        STOCK
                                    STOCK     BENEFIT TRUST
                                  ---------   -------------
Balance, January 1, 1996........  $  (1,895)    $(350,151)
  Net income....................         --            --
  Cash dividends................         --            --
  Dividends paid to employee
    stock benefit trust.........         --            --
  Common stock issued upon
    exercise of stock options
    and grants of restricted
    stock (including tax
    benefit)....................     55,409        28,622
  Unearned compensation related
    to issuance of restricted
    stock to employees..........         --            --
  Earned compensation related to
    restricted stock, net of
    reversals on forfeited
    shares......................         --            --
  Contribution to 1988 ESOP
    (222,605 shares)............         --            --
  Common stock issued for
    acquisitions................      8,177            --
  Common stock issued for
    conversion of subordinated
    debentures..................         --            --
  United two-for-one stock
    split.......................         --            --
  Temporary equity related to
    put options.................         --            --
  Proceeds from sale of put
    options.....................         --            --
  Adjustment of employee stock
    benefit trust to market
    value.......................         --       (32,278)
  Adjustment for minimum pension
    liability...................         --            --
  Cumulative translation
    adjustment of foreign
    currency statements.........         --            --
  Common stock repurchased
    (10,432,750 shares).........   (473,560)           --
  Other.........................     (8,562)           --
                                  ---------     ---------
Balance, December 31, 1996......  $(420,431)    $(353,807)
                                  =========     =========

                                                                     (Continued)

                             WASTE MANAGEMENT, INC.

                                 (IN THOUSANDS)

                                                                                ACCUMULATED     RESTRICTED
                                                     ADDITIONAL                    OTHER          STOCK       1988 EMPLOYEE
                                PREFERRED   COMMON    PAID-IN      RETAINED    COMPREHENSIVE     UNEARNED         STOCK
                                  STOCK     STOCK     CAPITAL      EARNINGS       INCOME       COMPENSATION   OWNERSHIP PLAN
                                ---------   ------   ----------   ----------   -------------   ------------   --------------
Balance, January 1, 1997......     $--      $5,583   $2,900,978   $3,192,165     $(113,941)      $ (2,541)       $(6,396)
  Net loss....................      --         --            --     (938,895)           --             --             --
  Cash dividends..............      --         --            --     (309,577)           --             --             --
  Dividends paid to employee
    stock benefit trust.......      --         --         7,294       (7,294)           --             --             --
  Common stock issued upon
    exercise of stock options
    and grants of restricted
    stock (including tax
    benefit)..................      --         38        71,732           --            --             --             --
  Unearned compensation
    related to issuance of
    restricted stock to
    employees.................      --         --            --           --            --        (23,444)            --
  Earned compensation related
    to restricted stock, net
    of reversals on forfeited
    shares....................      --         --            --           --            --          2,357             --
  Reversals of unearned
    compensation upon
    cancellation of restricted
    stock.....................      --         --            --           --            --         12,526             --
  Contribution to 1988 ESOP
    (213,940 shares)..........      --         --            --           --            --             --          6,396
  Common stock issued for
    acquisitions..............      --        146       218,637        1,628            --             --             --
  Common stock issued in
    public offerings..........      --        186       580,234           --            --             --             --
  Common stock issued for
    United stock options......      --         19        25,809           --            --             --             --
  Temporary equity related to
    put options...............      --         --        95,789           --            --             --             --
  Settlement of put options...      --         --        (1,605)          --            --             --             --
  Adjustment of employee stock
    benefit trust to market
    value.....................      --         --       (54,432)          --            --             --             --
  Adjustment for minimum
    pension liability.........      --         --            --           --        11,492             --             --
  Cumulative translation
    adjustment of foreign
    currency statements.......      --         --            --           --      (180,744)            --             --
  Common stock repurchased
    (26,111,795 shares).......      --         --            --           --            --             --             --
  Other.......................      --         15        29,554           --            --             --             --
                                   ---      ------   ----------   ----------     ---------       --------        -------
Balance, December 31, 1997....     $--      $5,987   $3,873,990   $1,938,027     $(283,193)      $(11,102)       $    --
                                   ===      ======   ==========   ==========     =========       ========        =======


                                                EMPLOYEE
                                 TREASURY         STOCK
                                   STOCK      BENEFIT TRUST
                                -----------   -------------
Balance, January 1, 1997......  $  (420,431)    $(353,807)
  Net loss....................           --            --
  Cash dividends..............           --            --
  Dividends paid to employee
    stock benefit trust.......           --            --
  Common stock issued upon
    exercise of stock options
    and grants of restricted
    stock (including tax
    benefit)..................       47,271            --
  Unearned compensation
    related to issuance of
    restricted stock to
    employees.................           --            --
  Earned compensation related
    to restricted stock, net
    of reversals on forfeited
    shares....................           --            --
  Reversals of unearned
    compensation upon
    cancellation of restricted
    stock.....................           --            --
  Contribution to 1988 ESOP
    (213,940 shares)..........           --            --
  Common stock issued for
    acquisitions..............        3,753            --
  Common stock issued in
    public offerings..........           --            --
  Common stock issued for
    United stock options......           --            --
  Temporary equity related to
    put options...............           --            --
  Settlement of put options...           --            --
  Adjustment of employee stock
    benefit trust to market
    value.....................           --        54,432
  Adjustment for minimum
    pension liability.........           --            --
  Cumulative translation
    adjustment of foreign
    currency statements.......           --            --
  Common stock repurchased
    (26,111,795 shares).......   (1,000,208)           --
  Other.......................          210            --
                                -----------     ---------
Balance, December 31, 1997....  $(1,369,405)    $(299,375)
                                ===========     =========

                                                                     (Continued)

                             WASTE MANAGEMENT, INC.

                                 (IN THOUSANDS)

                                                                                              ACCUMULATED     RESTRICTED
                                                                   ADDITIONAL                    OTHER          STOCK
                                              PREFERRED   COMMON    PAID-IN      RETAINED    COMPREHENSIVE     UNEARNED
                                                STOCK     STOCK     CAPITAL      EARNINGS       INCOME       COMPENSATION
                                              ---------   ------   ----------   ----------   -------------   ------------
Balance, January 1, 1998....................     $--      $5,987   $3,873,990   $1,938,027     $(283,193)      $(11,102)
  Net loss..................................      --         --            --     (770,702)           --             --
  Cash dividends............................      --         --            --      (93,810)           --             --
  Dividends paid to employee stock benefit
    trust...................................      --         --         1,963       (1,963)           --             --
  Common stock issued upon exercise of stock
    options and grants of restricted stock
    (including tax benefit).................      --         44        94,507           --            --             --
  Earned compensation related to restricted
    stock, net of reversals on forfeited
    shares..................................      --         --            --           --            --            759
  Reversals of unearned compensation upon
    cancellation of restricted stock........      --         --            --           --            --          1,134
  Accelerated vesting of restricted stock
    due to WM Holdings Merger...............      --         --            --           --            --          9,209
  Common stock issued for acquisitions......      --         76       180,051       (6,032)           --             --
  Common stock issued in public offerings...      --         52       205,811           --            --             --
  Put rights on WM Holdings employee stock
    options, net of taxes...................      --         --        70,495           --            --             --
  Adjustment of employee stock benefit trust
    to market value.........................      --         --        68,618           --            --             --
  Adjustment for minimum pension
    liability...............................      --         --            --           --       (59,769)            --
  Cumulative translation adjustment of
    foreign currency statements.............      --         --            --           --       (77,842)            --
  Sale of treasury stock....................      --         --         3,755           --            --             --
  Cancellation of treasury stock............      --       (133)     (566,136)          --            --             --
  Change in Eastern fiscal year.............      --         39        91,294          986            --             --
  Conversion of WTI stock options...........      --         --        20,138           --            --             --
  Other.....................................      --         18        47,039           --            --             --
                                                 ---      ------   ----------   ----------     ---------       --------
Balance, December 31, 1998..................     $--      $6,083   $4,091,525   $1,066,506     $(420,804)      $     --
                                                 ===      ======   ==========   ==========     =========       ========


                                                              EMPLOYEE
                                               TREASURY         STOCK
                                                 STOCK      BENEFIT TRUST
                                              -----------   -------------
Balance, January 1, 1998....................  $(1,369,405)    $(299,375)
  Net loss..................................           --            --
  Cash dividends............................           --            --
  Dividends paid to employee stock benefit
    trust...................................           --            --
  Common stock issued upon exercise of stock
    options and grants of restricted stock
    (including tax benefit).................       75,212            --
  Earned compensation related to restricted
    stock, net of reversals on forfeited
    shares..................................           --            --
  Reversals of unearned compensation upon
    cancellation of restricted stock........           --            --
  Accelerated vesting of restricted stock
    due to WM Holdings Merger...............           --            --
  Common stock issued for acquisitions......           --            --
  Common stock issued in public offerings...           --            --
  Put rights on WM Holdings employee stock
    options, net of taxes...................           --            --
  Adjustment of employee stock benefit trust
    to market value.........................           --       (68,618)
  Adjustment for minimum pension
    liability...............................           --            --
  Cumulative translation adjustment of
    foreign currency statements.............           --            --
  Sale of treasury stock....................      725,103            --
  Cancellation of treasury stock............      566,269            --
  Change in Eastern fiscal year.............           --            --
  Conversion of WTI stock options...........           --            --
  Other.....................................           --            --
                                              -----------     ---------
Balance, December 31, 1998..................  $    (2,821)    $(367,993)
                                              ===========     =========

  The accompanying notes are an integral part of these consolidated financial statements.

                             WASTE MANAGEMENT, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                     YEARS ENDED DECEMBER 31,
                                                              ---------------------------------------
                                                                 1998          1997          1996
                                                              -----------   -----------   -----------
Cash flows from operating activities:
  Net income (loss).........................................  $  (770,702)  $  (938,895)  $    24,231
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization...........................    1,498,712     1,391,810     1,264,196
    Deferred income taxes...................................     (450,158)     (375,543)      189,151
    Undistributed earnings of equity investees..............       (3,294)        8,000       (34,200)
    Minority interest in subsidiaries.......................       24,254        44,687        42,111
    Interest accretion on certain debt......................       18,023        20,682        22,343
    Contribution to 1988 Employee Stock Ownership Plan......           --         6,396         6,666
    Net gain on disposal of assets..........................      (83,503)     (133,981)      (36,261)
    Effect of merger costs, asset impairments and unusual
      items.................................................    1,555,000     1,675,247       496,608
    Income (loss) on disposal or from reserve adjustment of
      discontinued operations, net of tax and minority
      interest..............................................           --       (95,688)      285,921
  Change in assets and liabilities, net of effects of
    acquisitions and divestitures:
    Receivables.............................................     (185,995)      (45,237)      (85,279)
    Other current assets....................................      (11,235)       68,791           359
    Other assets............................................      135,120        90,614      (122,000)
    Accounts payable and accrued liabilities................     (140,613)      228,022         6,814
    Deferred revenues and other liabilities.................      (16,721)       72,938      (185,088)
    Other, net..............................................      (66,853)       48,063        55,384
                                                              -----------   -----------   -----------
        Net cash provided by operating activities...........    1,502,035     2,065,906     1,930,956
                                                              -----------   -----------   -----------
Cash flows from investing activities:
  Short-term investments....................................       57,509      (117,668)        1,170
  Acquisitions of businesses, net of cash acquired..........   (1,946,197)   (1,685,415)     (509,608)
  Capital expenditures......................................   (1,651,489)   (1,332,207)   (1,519,272)
  Proceeds from sale of assets..............................      545,143     1,496,562       830,773
  Other investments.........................................       76,244        (8,877)      (16,372)
  Acquisition of minority interests.........................   (1,673,168)     (104,165)     (342,034)
  Other.....................................................       36,821       (25,758)      (35,459)
                                                              -----------   -----------   -----------
        Net cash used in investing activities...............   (4,555,137)   (1,777,528)   (1,590,802)
                                                              -----------   -----------   -----------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt..................    6,401,897     4,616,718     4,403,008
  Principal payments on long-term debt......................   (4,406,910)   (4,378,952)   (3,954,584)
  Cash dividends............................................      (93,810)     (309,577)     (308,265)
  Net proceeds from issuance of common stock................      205,863       580,833            --
  Proceeds from sale of treasury stock......................      739,161            --            --
  Proceeds from exercise of common stock options and
    warrants................................................      133,119        78,175       119,284
  Other distributions to minority shareholders by affiliated
    companies...............................................      (23,514)      (36,341)           --
  Stock repurchases.........................................           --    (1,000,208)     (473,560)
  Other.....................................................          (10)        4,402        21,958
                                                              -----------   -----------   -----------
        Net cash provided by (used in) financing
          activities........................................    2,955,796      (444,950)     (192,159)
                                                              -----------   -----------   -----------
Effect of exchange rate changes on cash and cash
  equivalents...............................................       (5,763)       (5,788)        2,807
                                                              -----------   -----------   -----------
Increase (decrease) in cash and cash equivalents............     (103,069)     (162,360)      150,802
Cash and cash equivalents at beginning of year..............      189,942       352,302       201,500
                                                              -----------   -----------   -----------
Cash and cash equivalents at end of year....................  $    86,873   $   189,942   $   352,302
                                                              ===========   ===========   ===========
Supplemental cash flow information:
Cash paid during the year for:
  Interest..................................................  $   651,585   $   543,969   $   480,383
  Income taxes..............................................      253,770       410,438       359,795
Non-cash investing and financing activities:
  Note receivable from sale of assets.......................       28,571        26,583        27,800
  Conversion of subordinated debt to common stock...........       10,086         1,159        62,176
  Acquisitions of businesses and development projects:
    Liabilities incurred or assumed.........................      432,462       222,536       470,664
    Common stock issued.....................................      180,127       251,863       366,046

  The accompanying notes are an integral part of these consolidated financial statements.

                             WASTE MANAGEMENT, INC.

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                 (IN THOUSANDS)

                                                                 YEARS ENDED DECEMBER 31,
                                                             ---------------------------------
                                                               1998         1997        1996
                                                             ---------   -----------   -------
Net income (loss)..........................................  $(770,702)  $  (938,895)  $24,231
                                                             ---------   -----------   -------
Other comprehensive income (loss):
  Foreign currency translation adjustment..................    (77,842)     (180,744)   22,664
  Minimum pension liability adjustment, net of taxes of
     $(46,982) in 1998, $7,347 in 1997, and $(4,599) in
     1996..................................................    (59,769)       11,492    (7,193)
                                                             ---------   -----------   -------
Other comprehensive income (loss)..........................   (137,611)     (169,252)   15,471
                                                             ---------   -----------   -------
Comprehensive income (loss)................................  $(908,313)  $(1,108,147)  $39,702
                                                             =========   ===========   =======

  The accompanying notes are an integral part of these consolidated financial statements.

                             WASTE MANAGEMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND FINANCIAL STATEMENTS

     Business -- Waste Management, Inc. and Subsidiaries (the "Company") provides integrated waste management services throughout North America consisting of collection, transfer, disposal (including landfill disposal of hazardous waste), recycling and resource recovery services as well as other hazardous waste services, and low-level and other radioactive waste services to commercial, industrial, municipal and residential customers. Additionally, the Company is a developer, owner and operator of waste-to-energy and waste-fuel powered independent power facilities. The Company also operates throughout Europe, the Pacific Rim, South America and other select international markets. Internationally, the Company collects and transports solid, hazardous and medical wastes and recyclables from customers and operates solid and hazardous waste landfills and municipal and hazardous waste incinerators, water and wastewater treatment facilities, hazardous waste treatment facilities and constructs treatment or disposal facilities for third parties.

     Principles of consolidation -- The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries after elimination of all material intercompany balances and transactions. Investments in affiliated companies in which the Company owns 50% or less are accounted for under the equity method or cost method of accounting, as appropriate.

     WM Holdings Merger -- On July 16, 1998, the Company, then known as USA Waste Services, Inc., completed a merger with Waste Management, Inc., which was subsequently renamed Waste Management Holdings, Inc. ("WM Holdings") (the "WM Holdings Merger"). WM Holdings was previously the largest publicly traded solid waste company in the United States, providing integrated solid waste management and hazardous waste management services in North America and comprehensive waste management and related services, including solid and hazardous waste management services, internationally. At the effective time of the WM Holdings Merger, the Company changed its name to "Waste Management, Inc." See Note 3.

     Eastern Merger -- On December 31, 1998, the Company consummated a merger transaction with Eastern Environmental Services, Inc. ("Eastern") accounted for using the pooling of interests method of accounting. Accordingly, the financial statements have been restated from previously reported financial statements to include the accounts and operations of Eastern for all periods presented. See
Note 3.

     Use of estimates -- The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cash and cash equivalents -- Cash and cash equivalents consist primarily of cash on deposit, certificates of deposit, money market accounts, and investment grade commercial paper purchased with original maturities of three months or less.

     Short-term investments -- As part of its cash management program, the Company from time to time maintains a portfolio of marketable investment securities. The securities have an investment grade and a term to earliest maturity generally of less than one year, and include tax exempt securities, certificates of deposit and Eurodollar time deposits. These securities are carried at cost, which approximates market.

     Short-term investments also include marketable securities classified as "trading," which are carried at market price with unrealized gains and losses included in other income in the accompanying consolidated statements of operations. At December 31, 1998, no "trading" securities were held by the Company. At December 31, 1997, this category included certain other equity securities classified as "trading" as well as a related price collar. These securities and a related collar in 1998 were disposed with no gain or loss.

                             WASTE MANAGEMENT, INC.

     Restricted funds held by trustees -- Restricted funds held by trustees of $153,030,000 and $190,030,000 at December 31, 1998 and 1997, respectively, are included in other non-current assets and consist principally of funds deposited in connection with landfill final closure and post-closure obligations, insurance escrow deposits, and amounts held for landfill and other construction arising from industrial revenue financings. These amounts are principally invested in fixed income securities of federal, state, and local governmental entities and financial institutions. The Company considers its landfill final closure, post-closure, and construction escrow investments to be held to maturity. At December 31, 1998 and 1997, the aggregate fair value of these investments approximates their amortized costs, and substantially all of these investments mature within one year. The Company's insurance escrow funds are invested in pooled investment accounts that hold debt and equity securities and are considered to be available for sale. The market value of those pooled accounts approximates their aggregate cost at December 31, 1998 and 1997.

     Concentrations of credit risk -- Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with high quality financial institutions and limits the amount of credit exposure with any one institution. Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Company's customer base, thus spreading the trade credit risk. At December 31, 1998 and 1997, no single group or customer represents greater than 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits, and monitoring procedures. The Company performs credit evaluations for commercial and industrial customers and performs ongoing credit evaluations of its customers, but generally does not require collateral to support accounts receivable.

     Derivative financial instruments -- From time to time, the Company uses derivatives to manage interest rate and currency risk. The Company has, in the past, engaged in hedging of fuel and equity price risk; however, it had no such financial instruments outstanding at December 31, 1998. The Company's policy is to use derivatives for risk management purposes only, and it does not enter into such contracts for trading purposes. The Company enters into derivatives only with counterparties which are financial institutions having credit ratings of at least A- or A3, to minimize credit risk. The amount of gains or losses from the use of derivative financial instruments have not been and are not expected to be material to the Company's consolidated financial statements.

     Instruments used as hedges must be effective at managing risk associated with the exposure being hedged and must be designated as a hedge at the inception of the contract. Accordingly, changes in market values or cash flows of hedge instruments must have a high degree of inverse correlation with changes in market values or cash flows of the underlying hedged items. Derivatives that meet the hedge criteria are accounted for under the deferral or accrual method as discussed in Note 8.

     Property and equipment -- Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method. The estimated useful lives for significant property and equipment categories are as follows (in years):

                                                   OCTOBER 1, 1997      PRIOR TO
                                                   AND THEREAFTER    OCTOBER 1, 1997
                                                   ---------------   ---------------
Vehicles.........................................      3 to 10           3 to 12
Machinery and equipment..........................      3 to 20           3 to 20
Commercial and roll-off containers...............      8 to 12           8 to 20
Buildings and improvements.......................     10 to 40          10 to 40

                             WASTE MANAGEMENT, INC.

     As of October 1, 1997, and thereafter, the Company assumed no salvage value for its depreciable North American fixed assets. Prior to October 1, 1997, WM Holdings assigned salvage value to certain fixed asset categories as described in Note 4.

     Disposal sites are stated at cost and amortized ratably using the units-of-production method over the estimated useful life of the site as airspace of the landfill is consumed. For those sites that the Company believes permit expansion is probable, the expansion airspace and the projected costs related to developing the expansion airspace is included in the airspace amortization rate calculation. Disposal site amortization rates are determined periodically (not less than annually) for each disposal site based on estimates provided by the Company's engineers and accountants. Disposal site costs include expenditures for the acquisition of land and related airspace, engineering and permitting costs, direct site improvement costs, and capitalized interest. Disposal site amortization rate calculations consider information provided by aerial and ground surveys and other density measures. Factors in determining probable expansions on a site-by-site basis include secured rights to required land, status of legal, environmental, regulatory and political issues, and the extent to which the permit application process has proceeded.

     Business combinations -- The Company assesses each business combination to determine whether the pooling of interests or the purchase method of accounting is appropriate. For those business combinations accounted for under the pooling of interests method, the financial statements are combined with those of the Company at their historical amounts, and, if material, all periods presented are restated as if the combination occurred on the first day of the earliest year presented. For those acquisitions accounted for using the purchase method of accounting, the Company allocates the cost of the acquired business to the assets acquired and the liabilities assumed based on estimates of fair values thereof. These estimates are revised during the allocation period as necessary when, and if, information regarding contingencies becomes available to define and quantify assets acquired and liabilities assumed. The allocation period varies but does not exceed one year. To the extent contingencies such as preacquisition environmental matters, litigation and related legal fees are resolved or settled during the allocation period, such items are included in the revised allocation of the purchase price. After the allocation period, the effect of changes in such contingencies is included in results of operations in the periods in which the adjustments are determined. The Company does not believe potential deviations between its fair value estimates and actual fair values will be material.

     In certain business combinations, the Company agrees to pay additional amounts to sellers contingent upon achievement by the acquired businesses of certain negotiated goals, such as targeted revenue levels, targeted disposal volumes, or the issuance of permits for expanded landfill airspace. Contingent payments, when incurred, are recorded as purchase price adjustments or compensation expense, as appropriate, based on the nature of each contingent payment.

     Excess of cost over net assets of acquired businesses -- The excess of cost over net assets of acquired businesses is amortized on a straight-line basis over a period not greater than 40 years commencing on the dates of the respective acquisitions. Accumulated amortization was $813,638,000 and $703,656,000 at December 31, 1998 and 1997, respectively.

     Other intangible assets -- Other intangible assets consist primarily of customer lists, covenants not to compete, licenses, permits, and contracts. Other intangible assets are recorded at cost and amortized on a straight-line basis. Customer lists are generally amortized over five to seven years. Covenants not to compete are amortized over the term of the agreement, which is generally three to five years. Licenses, permits, and contracts are amortized over the shorter of the definitive terms of the related agreements or 40 years. Accumulated amortization was $113,312,000 and $110,760,000 at December 31, 1998 and 1997, respectively.

     Long-lived assets -- Long-lived assets consist primarily of property and equipment, excess of cost over net assets of acquired businesses, and other intangible assets. The recoverability of long-lived assets is evaluated at the operating unit level by an analysis of operating results and consideration of other significant

                             WASTE MANAGEMENT, INC.

events or changes in the business environment. If an operating unit has indications of impairment, such as current operating losses, the Company will evaluate whether impairment exists on the basis of undiscounted expected future cash flows from operations before interest for the remaining amortization period. If impairment exists, the carrying amount of the long-lived assets is reduced to its estimated fair value.

     Contracts in process -- Contracts in process relate to contracts involving a substantial construction component. Such contracts primarily relate to activities performed by international operations. The status of the Company's contracts in process as of the dates indicated is as follows (in thousands):

                                                           DECEMBER 31,
                                                     -------------------------
                                                        1998          1997
                                                     -----------   -----------
Costs and estimated earnings on uncompleted
  contracts........................................  $ 1,312,158   $ 1,511,710
Less billings on uncompleted contracts.............   (1,213,795)   (1,374,100)
                                                     -----------   -----------
          Total contracts in progress..............  $    98,363   $   137,610
                                                     ===========   ===========

     Contracts in process are included in the accompanying consolidated balance sheets under the following captions:

                                                             DECEMBER 31,
                                                          -------------------
                                                            1998       1997
                                                          --------   --------
Costs and estimated earnings in excess of billings on
  uncompleted contracts.................................  $127,975   $158,610
Billings in excess of costs and estimated earnings on
  uncompleted contracts (included in deferred
  revenue)..............................................   (29,612)   (21,000)
                                                          --------   --------
          Total contracts in process....................  $ 98,363   $137,610
                                                          ========   ========

     All contracts in process are expected to be billed and collected within five years.

     Income taxes -- Deferred income taxes are determined based on the difference between the financial reporting and tax bases of assets and liabilities. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities, net of the effect of acquisitions and dispositions. Deferred tax assets include tax loss and credit carryforwards and are reduced by a valuation allowance if, based on available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

     Foreign currency -- The functional currency of the majority of the Company's foreign operations is the local currency of the country in which the Company operates. Adjustments resulting from the translation of financial information are included in comprehensive income.

     Revenue recognition -- The Company recognizes revenues on service contracts as services are provided. Amounts billed and collected prior to services being performed are included in deferred revenues. Results from long-term contracts involving a substantial construction component are recorded on the percentage-of-completion basis. Changes in project performance and conditions, estimated profitability and final contract settlements may result in future revisions to long-term construction contract costs and income.

     Capitalized interest -- Interest is capitalized on certain projects under development including greenfield landfill projects and probable landfill expansion projects, and on certain assets under construction, including operating landfills and waste-to-energy facilities. The capitalization of interest for operating landfills is based on the costs incurred on discrete cell construction projects, plus an allocated portion of the common site costs. The common site costs include the development costs of a greenfield site or the purchase price of an operating landfill, and the ongoing infrastructure costs benefiting the life cycle of the landfill. Cell construction costs

                             WASTE MANAGEMENT, INC.

include the construction of cell liners and construction of final capping during the operating life of the site. During 1998, 1997, and 1996, total interest costs were $722,958,000, $606,952,000, and $582,213,000, respectively, of which
$41,501,000, $51,376,000, and $56,873,000, were capitalized, respectively.

     New accounting pronouncements -- In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"). SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and derivatives used for hedging purposes. SFAS No. 133 requires that entities recognize all derivative financial instruments as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 is effective for the Company in 2000. Management is currently assessing the impact that the adoption of SFAS No. 133 will have on the Company's consolidated financial statements.

     In April 1998, the Company adopted the American Institute of Certified Public Accountants Statement of Position 98-5, Accounting for the Costs of Start-Up Activities ("SOP 98-5"). SOP 98-5 requires all costs of start-up activities to be expensed as incurred. Start-up activities are defined as those one-time activities related to opening a new facility, introducing a new product or service, conducting business in a new territory, conducting business with a new class of customer or beneficiary, initiating a new process in an existing facility, or commencing some new operation. Activities related to mergers or acquisitions are not considered start-up activities, and therefore SOP 98-5 does not change the accounting for such items. The impact of SOP 98-5 was not material to the Company's consolidated financial statements.

     Effective January 1, 1997, the Company adopted the American Institute of Certified Public Accountants Statement of Position 96-1, Environmental Remediation Liabilities ("SOP 96-1"). SOP 96-1 provides that environmental remediation liabilities should be accrued when the criteria of the FASB Statement of Financial Accounting Standards No. 5, Accounting for Contingencies ("SFAS No. 5"), are met. SOP 96-1 also provides that the accrual for such liabilities should include future costs for those employees expected to devote a significant amount of time directly to the management of remediation liabilities. The adoption of SOP 96-1 during 1997 resulted in an increase to operating costs and expenses of approximately $49,900,000 for that period.

3. BUSINESS COMBINATIONS

  1998 Poolings of Interests Transactions

     On December 31, 1998, the Company consummated a merger with Eastern accounted for as a pooling of interests (the "Eastern Merger"), and accordingly, the accompanying consolidated financial statements have been restated to include the accounts and operations of Eastern for all periods presented. Under the terms of the Eastern Merger, the Company issued 0.6406 of a share of its common stock for each share of Eastern outstanding common stock. Prior to the Eastern Merger, the Company owned approximately 1.3% of Eastern's outstanding shares, which were canceled on the effective date of the Eastern Merger. The Eastern Merger increased the Company's outstanding shares of common stock by approximately 24,460,000 shares, and the Company assumed Eastern's stock options equivalent to approximately 2,255,000 underlying shares of the Company's common stock.

     The consolidated balance sheets at December 31, 1998 and 1997 reflect the combining of (i) the Company prior to consummation of the Eastern Merger ("Waste Management") and (ii) Eastern as of those dates. Combined and separate results of operations for the two years ended December 31, 1997, and the nine

                             WASTE MANAGEMENT, INC.

months ended September 30, 1998, of Waste Management and Eastern for the restated periods are as follows (in thousands):

                                             WASTE
                                          MANAGEMENT    EASTERN     COMBINED
                                          -----------   --------   -----------
Nine months ended September 30, 1998
  (unaudited):
  Operating revenues....................  $ 9,236,544   $227,821   $ 9,464,365
  Income (loss) from continuing
     operations before income taxes.....     (931,295)    34,121      (897,174)
  Net income (loss).....................     (851,670)    17,483      (834,187)
Year ended December 31, 1997:
  Operating revenues....................  $11,802,350   $170,148   $11,972,498
  Income (loss) from continuing
     operations before income taxes.....     (668,513)     6,016      (662,497)
  Net income (loss).....................     (943,034)     4,139      (938,895)
Year ended December 31, 1996:
  Operating revenues....................  $10,874,767   $123,835   $10,998,602
  Income (loss) from continuing
     operations before income taxes.....      778,069     (3,837)      774,232
  Net income (loss).....................       28,152     (3,921)       24,231

     Prior to December 31, 1997, Eastern reported on a June 30 fiscal year-end. Therefore, the accounts of Eastern for its 1997 and 1996, fiscal years have been consolidated with the accounts of the Company as of and for the years ended December 31, 1997 and 1996, respectively. Operating revenues and net income for Eastern for the six-month period ended December 31, 1997, were approximately $119,526,000 and $5,319,000, respectively. Accordingly, an adjustment is included in the Company's 1998 consolidated financial statements for this six-month period. In addition, Eastern issued shares of its common stock in connection with acquisitions and a public offering during the six-month period.

     On July 16, 1998, the Company consummated a merger with WM Holdings, which was accounted for as a pooling of interests and, accordingly, the accompanying consolidated financial statements include the accounts and operations of WM Holdings for all periods presented. Under the terms of the WM Holdings Merger, the Company issued 0.725 of a share of its common stock for each share of WM Holdings outstanding common stock. The WM Holdings Merger increased the Company's outstanding shares of common stock by approximately 354,000,000 shares, and the Company assumed WM Holdings' stock options equivalent to approximately 16,000,000 underlying shares of the Company's common stock. Any unvested WM Holdings options granted prior to March 10, 1998 vested upon consummation of the Merger due to change of control provisions.

     The results of operations for WM Holdings prior to consummation of the WM Holdings Merger for the restated periods are as follows (in thousands):

                                                          YEARS ENDED DECEMBER 31,
                                     THREE MONTHS ENDED   -------------------------
                                       MARCH 31, 1998        1997          1996
                                     ------------------   -----------   -----------
                                        (UNAUDITED)
Operating revenues.................      $2,131,621       $9,188,582    $9,225,636
Income (loss) from continuing
  operations before income taxes...         170,968       (1,053,673)      660,467
Net income (loss)..................          74,417       (1,176,104)      (39,307)

                             WASTE MANAGEMENT, INC.

     In connection with the WM Holdings Merger and the Eastern Merger, the Company incurred significant charges in the third and fourth quarters of 1998. Additionally, the Company expects to incur additional costs throughout 1999 that are transitional in nature and not accruable until incurred or committed. The table below reflects the amounts charged to merger costs related to the WM Holdings Merger and the Eastern Merger, as well as merger costs expected to be incurred in future periods for the respective transactions (in thousands):

                                                   WM HOLDINGS                        EASTERN
                                          ------------------------------   ------------------------------
                                          CHARGES IN   CHARGES EXPECTED    CHARGES IN   CHARGES EXPECTED
                                             1998      IN FUTURE PERIODS      1998      IN FUTURE PERIODS
                                          ----------   -----------------   ----------   -----------------
                                                          (UNAUDITED)                      (UNAUDITED)
Transaction or deal costs, primarily
  professional fees and filing fees.....  $  124,100       $     --         $ 14,300         $    --
Employee severance, separation and
  transitional costs....................     323,900         28,500           25,500           9,700
Restructuring charges relating to the
  consolidation and relocation of
  operations, and the transition and
  implementation of information
  systems...............................     166,900         71,800           20,500           3,200
Estimated loss on the sale of:
  Assets to comply with governmental
     orders.............................     255,000             --           32,200              --
  Duplicate facilities and related
     leasehold improvements.............     188,900             --           29,300              --
  Duplicate revenue producing assets....      26,200             --           32,400              --
Provision for the abandonment of:
  Revenue producing assets..............     126,600             --            3,000              --
  Non-revenue producing assets,
     consisting of landfill projects and
     leasehold improvements which were
     determined to be duplicative assets
     from the related merger............     263,000             --            6,500              --
  Other assets, consisting primarily of
     computer hardware and software
     costs which have no future value...     150,300             --            1,500              --
                                          ----------       --------         --------         -------
          Total.........................  $1,624,900       $100,300         $165,200         $12,900
                                          ==========       ========         ========         =======

     Included in the charges above, are estimates for anticipated losses related to the sales of assets pursuant to governmental orders. These anticipated losses have been estimated based on the Company's assessment of relevant facts and circumstances, including consideration of the various provisions of asset sale agreements. In certain instances, the asset sale agreements contain contingencies, the resolution of which are uncertain and could materially change the proceeds which the Company will ultimately receive. Accordingly, dependent upon actual future experience and the resolution of certain contingencies, the amount of losses ultimately recorded by the Company could materially differ from the amounts recorded by the Company.

     Additionally, the Company recorded merger costs of approximately $17,235,000 related to other poolings of interests transactions consummated during 1998.

     Furthermore, the Company recorded certain unusual charges of $864,063,000 in 1998 that were primarily, yet indirectly related to the WM Holdings Merger as discussed in Note 14.

                             WASTE MANAGEMENT, INC.

  1997 Pooling of Interests Transactions

     On August 26, 1997, the Company consummated a merger with United Waste Systems, Inc. ("United") accounted for as a pooling of interests (the "United Merger") and, accordingly, the accompanying consolidated financial statements include the accounts and operations of United for all periods presented. Under the terms of the United Merger, the Company issued 1.075 shares of its common stock for each outstanding share of United common stock. Additionally, at the effective date of the United Merger, United stock options, whether or not such stock options had vested or had become exercisable, were canceled in exchange for shares of the Company's common stock equal in market value to the fair value of such United stock options, as determined by an independent third party. The United Merger increased the Company's outstanding shares of common stock by approximately 51,900,000 shares, which includes approximately 1,900,000 shares exchanged for the United stock options. In the third quarter of 1997, the Company incurred approximately $89,152,000 in merger costs associated with the United Merger. Of this amount, $17,566,000 related to transaction costs, $26,198,000 for severance and other termination benefits, $21,629,000 for integration of operations, and $23,759,000 for the disposal of duplicate facilities and impaired assets as a result of the United Merger. The results of operations for United prior to consummation of the United Merger for the restated periods are as follows (in thousands):

                                       SIX MONTHS ENDED      YEAR ENDED
                                        JUNE 30, 1997     DECEMBER 31, 1996
                                       ----------------   -----------------
                                         (UNAUDITED)
Operating revenues...................      $216,619           $335,743
Net income...........................        23,849             35,393

  1996 Pooling of Interests Transactions

     On August 30, 1996, the Company consummated a merger with Sanifill, Inc. ("Sanifill") accounted for as a pooling of interests (the "Sanifill Merger") and, accordingly, the accompanying consolidated financial statements include the accounts and operations of Sanifill for all periods presented. Under the terms of the Sanifill Merger, the Company issued 1.70 shares of its common stock for each share of Sanifill outstanding common stock. The Sanifill Merger increased the Company's outstanding shares of common stock by approximately 43,414,000 shares and the Company assumed Sanifill's options and warrants equivalent to approximately 4,361,000 underlying shares of the Company's common stock. In the third quarter of 1996, the Company incurred approximately $80,000,000 in merger costs associated with the Sanifill Merger. The $80,000,000 of merger costs includes $9,500,000 of transaction costs, $20,000,000 of relocation, severance, and other termination benefits, $13,000,000 relating to integrating operations, and $37,500,000 relating to the disposal of duplicate facilities. The results of operations for Sanifill prior to consummation of the Sanifill Merger for the restated periods are as follows (in thousands):

                                                       SIX MONTHS ENDED
                                                        JUNE 30, 1996
                                                       ----------------
                                                         (UNAUDITED)
Operating revenues..................................       $181,406
Net income..........................................         18,964

     On May 7, 1996, the Company consummated a merger with Western Waste Industries ("Western") accounted for as a pooling of interests (the "Western Merger") and, accordingly, the accompanying consolidated financial statements include the accounts and operations of Western for all periods presented. Under the terms of the Western Merger, the Company issued 1.50 shares of its common stock for each share of Western outstanding common stock. Prior to the Western Merger, the Company owned approximately 4.1% of Western's outstanding shares (634,900 common shares), which were canceled on the effective date of the Western Merger. The Western Merger increased the Company's outstanding shares of common stock by

                             WASTE MANAGEMENT, INC.

approximately 22,028,000 shares and the Company assumed options under Western's stock option plans equivalent to approximately 5,200,000 underlying Company shares of common stock. In the second quarter of 1996, the Company incurred approximately $35,000,000 in merger costs associated with the Western Merger and approximately $4,800,000 in benefits related to Western's pre-merger retirement program. The $35,000,000 of merger costs include $6,800,000 of transaction costs, $15,000,000 of severance and other termination benefits, and $13,200,000 of costs related to integrating operations. The results of operations for Western prior to consummation of the Western Merger for the restated periods are as follows (in thousands):

                                                     THREE MONTHS ENDED
                                                       MARCH 31, 1996
                                                     ------------------
                                                        (UNAUDITED)
Operating revenues................................        $68,441
Net income........................................          4,703

  1998 and 1997 Purchase Acquisitions and Acquisitions of Minority Interests

     On November 30, 1998, the Company acquired the 49% interest of Waste Management International plc's ("WMI plc") United Kingdom operations that was previously owned by Wessex Water Plc for 205 million pounds, which is equivalent to $342,000,000.

     On November 3, 1998, the Company acquired the publicly owned shares of its subsidiary, WMI plc. Under the agreement, the Company paid approximately $443,000,000 in the aggregate, to the holders of the approximately 20% of the outstanding shares of WMI plc not previously owned by WM Holdings and its subsidiaries. The Company liquidated WMI plc after the acquisition in an effort to simplify the corporate structure and provide enhanced tax planning opportunities.

     On June 18, 1998, the Company acquired the solid waste businesses of American Waste Systems, Inc. for approximately $150,000,000 in cash. The businesses acquired include three landfills and one collection operation located in Ohio.

     On March 31, 1998, the Company acquired the remaining outstanding shares of Wheelabrator Technologies Inc. ("WTI"), which it did not already own for $876,200,000 in cash.

     On January 14, 1998, the Company acquired the solid waste divisions of City Management Holdings Trust ("City Management") for approximately $810,000,000 consisting primarily of cash and assumed debt. The businesses acquired include 20 collection operations, ten landfills, and 12 transfer stations, located primarily in Michigan.

     On April 1, 1997, the Company acquired substantially all of the assets of Mid-American Waste Systems, Inc. for approximately $201,000,000, consisting primarily of cash and assumed debt. The assets acquired include 11 collection operations, 11 landfills, six transfer stations, and three recycling operations.

     On March 12, 1997, the Company acquired substantially all of the Canadian solid waste subsidiaries of Allied Waste Industries, Inc. for approximately $518,000,000 in cash. Those businesses represented 41 collection operations, seven landfills, and eight transfer stations in Alberta, British Columbia, Manitoba, Ontario, Quebec, and Saskatchewan.

     In addition to the above purchase acquisitions, the Company consummated numerous other acquisitions that were accounted for under the purchase method of accounting. Results of operations of companies that were acquired and subject to purchase accounting are included from the dates of such acquisitions.

     The total cost of acquisitions accounted for under the purchase method of accounting, excluding the purchases of minority interests, was approximately $2,452,690,000 and $2,150,975,000 in 1998 and 1997, respectively.

                             WASTE MANAGEMENT, INC.

     The pro forma information set forth below assumes acquisitions in 1998 and 1997 accounted for as purchases had occurred at the beginning of 1997. The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisitions been consummated at that time (in thousands, except per share amounts):

                                                             YEARS ENDED DECEMBER 31,
                                                             -------------------------
                                                                1998          1997
                                                             -----------   -----------
                                                             (UNAUDITED)   (UNAUDITED)
Operating revenues.........................................  $13,137,758   $13,431,884
Income (loss) from continuing operations...................     (735,939)     (938,850)
Net income (loss)..........................................     (739,839)     (851,907)
Basic earnings (loss) per common share:
  Income (loss) from continuing operations.................        (1.25)        (1.66)
  Net income (loss)........................................        (1.26)        (1.51)
Diluted earnings (loss) per common share:
  Income (loss) from continuing operations.................        (1.25)        (1.66)
  Net income (loss)........................................        (1.26)        (1.51)

4. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following (in thousands):

                                                           DECEMBER 31,
                                                     -------------------------
                                                        1998          1997
                                                     -----------   -----------
Land and landfills.................................  $ 8,384,077   $ 7,160,129
Vehicles...........................................    2,797,137     2,676,433
Machinery and equipment............................    3,072,162     3,078,799
Containers.........................................    1,844,904     1,637,023
Buildings and improvements.........................    1,632,006     1,664,572
Furniture and fixtures.............................      505,527       544,035
                                                     -----------   -----------
                                                      18,235,813    16,760,991
Less accumulated depreciation and amortization.....   (6,598,074)   (5,572,461)
                                                     -----------   -----------
                                                     $11,637,739   $11,188,530
                                                     ===========   ===========

     Depreciation and amortization expense for property and equipment was $1,314,568,000, $1,242,061,000 and $1,102,260,000 for 1998, 1997, and 1996,
respectively.

     Effective October 1, 1997, the Board of Directors of WM Holdings approved a revision to WM Holdings' North American collection fleet management policy. Under the revised policy, WM Holdings replaced front-end loaders after eight years, and rear-end loaders and roll-off trucks after ten years. The previous policy was to not replace front-end loaders before they were a minimum of ten years old and other heavy collection vehicles before they were a minimum of 12 years old. As a result of this decision, the Company recognized an impairment writedown of $70,900,000 in the fourth quarter of 1997 for those vehicles scheduled for replacement in the next two years under the new policy. Depreciable lives were adjusted for the WM Holdings fleet commencing in the fourth quarter of 1997 to reflect the new policy. Also effective October 1, 1997, WM Holdings reduced depreciable lives on containers from 15 and 20 years to 12 years, and ceased assigning salvage value in computing depreciation on North American collection vehicles or containers. These changes in estimates resulted in an increase in depreciation expense of $33,700,000 in the fourth quarter of 1997. Upon consummation of the WM Holdings Merger, WM Holdings' replacement policies were conformed with that of the Company, which are materially consistent with the revised WM Holdings policy stated above.

                             WASTE MANAGEMENT, INC.

     Also effective October 1, 1997, WM Holdings changed its process of evaluating the probability that landfill airspace from expansions will be permitted. This change in estimate decreased the useful lives of certain WM Holdings landfills and increased depreciation and amortization and the provision for final closure and post-closure by $15,800,000 in the fourth quarter of 1997.

5. LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1998          1997
                                                              -----------   ----------
Bank borrowings.............................................  $ 1,903,100   $  485,500
Commercial paper, average interest of 5.7% in 1998, and 6.1%
  in 1997...................................................      840,108      356,327
Senior notes and debentures, interest of 6 1/8% to 8 3/4%,
  due 1999 to 2028..........................................    5,959,884    5,224,119
4% Convertible subordinated notes due 2002..................      535,275      535,275
4 1/2% Convertible subordinated notes due 2001..............      148,370      149,500
5% Convertible subordinated debentures due 2006.............      114,445      115,000
5.75% Convertible subordinated notes due 2005...............      453,680      450,182
Tax-exempt and project bonds, principal payable in periodic
  installments, maturing through 2021, fixed and variable
  interest rates ranging from 3.53% to 9.25% at December 31,
  1998......................................................    1,220,634    1,307,793
Installment loans and notes payable, interest to 14%,
  maturing through 2017.....................................      491,533      779,709
Other.......................................................       30,914       76,556
                                                              -----------   ----------
                                                               11,697,943    9,479,961
Less current maturities.....................................      583,742    1,598,012
                                                              -----------   ----------
                                                              $11,114,201   $7,881,949
                                                              ===========   ==========

     The aggregate estimated payments, including scheduled minimum maturities, of long-term debt outstanding at December 31, 1998, for the following five years and thereafter are as follows (in thousands).

1999...................................................   $   583,742
2000...................................................     2,706,367
2001...................................................       760,401
2002...................................................     2,394,956
2003...................................................       626,455
Thereafter.............................................     4,626,022
                                                          -----------
                                                          $11,697,943
                                                          ===========

     Upon consummation of the WM Holdings Merger, the Company entered into a $3,000,000,000 syndicated loan facility (the "Syndicated Facility") which was in addition to the Company's existing $2,000,000,000 senior revolving credit facility (the "Credit Facility"). The Syndicated Facility requires annual renewal by the lender and provides for a one-year term option at the Company's request in the event of non-renewal. The Syndicated Facility is available for borrowings, including up to $800,000,000 of standby letters of credit and to support the issuance of commercial paper; accordingly, commercial paper has been classified as non-current for financial reporting purposes. The applicable interest rate and facility fee for the Syndicated Facility are similar to those contained in the Company's then existing Credit Facility (which was amended to

                             WASTE MANAGEMENT, INC.

provide for the WM Holdings Merger). The covenant restrictions for the Syndicated Facility and Credit Facility include, among others, interest coverage and debt capitalization ratios, and limitations on dividends, additional indebtedness, liens, and asset sales. The Syndicated Facility and Credit Facility are used to refinance existing bank loans and letters of credit, to fund acquisitions, and for working capital purposes. At December 31, 1997, the committed capacity under the Credit Facility was $2,000,000,000, including standby letters of credit of up to $650,000,000. At December 31, 1997, the applicable interest rate was 6.1% per annum and the facility fee was 0.1125% per annum, with the Company having borrowed $430,000,000 and issued letters of credit of $467,029,000 under the Credit Facility. Principal reductions are not required during the five-year term of the Credit Facility, which was entered into on August 7, 1997. At December 31, 1998, the applicable interest rate on the syndicated Facility was 5.46% and there were no borrowings outstanding under the Credit Facility. The facility fee was 0.10% and 0.125% per annum, under the Syndicated Facility and Credit Facility, respectively, at December 31, 1998. The Company had borrowed $1,545,000,000 and had issued letters of credit of $1,253,361,000 under the Syndicated Facility and Credit Facility at December 31, 1998.

     In November 1998, the Company entered into two multi-currency credit facilities totaling EURO 300,000,000, with a syndicate of banks. The facilities provide for borrowings in several currencies and are renewable annually. The outstanding balance as of December 31, 1998 was EURO 228,176,000 (equivalent to $267,400,000). The applicable interest rate is determined by LIBOR or PIBOR plus margin and mandatory costs as defined per the agreement. The interest rates on the two outstanding loans at December 31, 1998, were 7.03% and 3.87%.

     On July 17, 1998, the Company issued $600,000,000 of 7% senior notes, due on July 15, 2028 (the "7% Notes") and $600,000,000 of 6 1/8% mandatorily tendered senior notes, due on July 15, 2011 (the "6 1/8% Notes"). The 7% Notes are redeemable, in whole or in part, at the option of the Company at any time and from time to time at the redemption price, as defined in the indenture. The 6 1/8% Notes are subject to certain mandatory tender features as described in the indenture, which may require the purchase by the Company of a portion of or all of the outstanding notes on July 15, 2001. The proceeds from the 7% Notes and 6 1/8% Notes were used to repay outstanding indebtedness under the Company's bank borrowings. Interest on the 7% Notes and 6 1/8% Notes is payable semi-annually on January 15 and July 15.

     In May 1998, the Company retired approximately $40,000,000 of certain debt with an average interest rate of 9.0% with proceeds from the Credit Facility. In connection with this debt retirement, the Company incurred prepayment penalties and other fees of $1,811,000 and wrote off the remaining unamortized discounts and debt offering costs of $4,689,000, which were recorded as an extraordinary item.

     On December 17, 1997, the Company issued $350,000,000 of 6 1/2% senior notes due December 15, 2002, and $150,000,000 of 7 1/8% senior notes due December 15, 2017. The senior notes constitute senior and unsecured obligations of the Company ranking equal in right of payment with all other senior and unsecured obligations of the Company, as defined in the indenture. The 6 1/2% senior notes due December 15, 2002, are not redeemable. The $150,000,000 of 7 1/8% senior notes due December 15, 2017, are redeemable, in whole or in part, at the option of the Company at any time and from time to time at a redemption price defined in the indenture. Interest is payable semi-annually on December 15 and June 15. The proceeds were used to repay debt under the Company's bank borrowings.

     On September 12, 1997, the Company issued $300,000,000 of 7% senior notes due October 1, 2004, and $300,000,000 of 7 1/8% senior notes due October 1, 2007. The senior notes constitute senior and unsecured obligations of the Company, ranking equal in right of payment with all other senior and unsecured obligations of the Company, as defined in the indenture. The senior notes are redeemable at the option of the Company at any time and from time to time at the principal amount of such notes, plus accrued interest. Interest is payable semi-annually on October 1 and April 1. The proceeds were used to repay debt under the Company's bank borrowings.

                             WASTE MANAGEMENT, INC.

     During August 1997 and September 1997, the Company prepaid the holders of certain privately placed senior note an aggregate amount of $182,500,000 with proceeds from its Credit Facility. Interest on these privately placed senior notes ranged from 7.29% to 8.44%. In connection with this transaction, the Company was required to pay prepayment penalties of $7,975,000 and wrote off the remaining unamortized deferred offering costs of approximately $1,311,000, which was recorded as an extraordinary item in the third quarter of 1997.

     On February 7, 1997, the Company issued $535,275,000 of 4% convertible subordinated notes, due on February 1, 2002. Interest is payable semi-annually in February and August. The notes are convertible by the holders into shares of the Company's common stock at any time at a conversion price of $43.56 per share. The notes are subordinated in right of payment to all existing and future senior indebtedness, as defined in the indenture. The notes are redeemable after February 1, 2000 at the option of the Company at 101.6% of the principal amount, declining to 100.8% of the principal amount on February 1, 2001 and thereafter until maturity, at which time the notes will be redeemed at par, plus accrued interest. The proceeds were primarily used to repay debt under the Company's bank borrowings, to fund acquisitions, and for general corporate purposes.

     On June 5, 1996, United issued $150,000,000 of 4 1/2% convertible subordinated notes, due June 1, 2001. Interest is payable semi-annually in June and December. The notes are convertible into shares of the Company's common stock at a conversion price of $30.23 per share. The notes are subordinated in right of payment to all existing and future senior indebtedness, as defined in the indenture. The notes are redeemable after June 1, 1999, at the option of the Company at 101.8% of the principal amount, declining annually to par on June 1, 2001, plus accrued interest.

     On March 4, 1996, Sanifill issued $115,000,000 of 5% convertible subordinated debentures, due on March 1, 2006. Interest is payable semi-annually in March and September. The debentures are convertible into shares of the Company's common stock at a conversion price of $28.31 per share. The debentures are subordinated in right of payment to all existing and future senior indebtedness, as defined in the indenture. In March 1999, these debentures were called by the Company and subsequently converted into equity by the debenture holders. See Note 20.

     The 5.75% convertible subordinated notes due 2005 are subordinated to all existing and future senior indebtedness of the Company. Each note bears cash interest at the rate of two percent per annum of the $1,000 principal amount at maturity, payable semi-annually. The difference between the principal amount at maturity of $1,000 and the $717.80 stated issue price of each note represents the stated discount. At the option of the holder, each note can be purchased for cash by the Company on March 15, 2000, at $843.03. Accrued unpaid interest to those dates will also be paid. The notes will be callable by the Company on and after March 15, 2000, for cash, at the stated issue price plus accrued stated discount and accrued but unpaid interest through the date of redemption. In addition, each note is convertible at any time prior to maturity into approximately 18.9 shares of the Company's common stock, subject to adjustment upon the occurrence of certain events. Upon any such conversion, the Company will have the option of paying cash equal to the market value of the shares which would otherwise be issuable.

6. ENVIRONMENTAL LIABILITIES

     The Company has material financial commitments for the costs associated with its future obligations for final closure, which is the closure of the final cell of a landfill or the regulatory required costs associated with existing operations at a hazardous waste treatment, storage or disposal facility which are subject to Toxic Substances Central Act ("TSCA") or Subtitle D of the Resource Conservation and Recovery Act ("RCRA") hazardous waste treatment, storage, or disposal facility, and post-closure of those facilities. For landfills, the final closure and post-closure liabilities are accrued and charged to expense as airspace is consumed such that the total estimated final closure and post-closure cost will be fully accrued for each

                             WASTE MANAGEMENT, INC.

landfill at the time the site discontinues accepting waste and is closed. Estimates for final closure and post-closure costs are developed using input from the Company's engineers and accountants and are reviewed by management (typically not less than once per year). The estimates are based on the Company's interpretation of current requirements and proposed regulatory changes. In the U.S., the final closure and post-closure requirements are established under the standards of the U.S. Environmental Protection Agency's Subtitle C and D regulations, as implemented and applied on a state-by-state basis. Such costs may increase in the future as a result of legislation or regulation. Final closure and post-closure accruals consider estimates for the final cap and cover for the site, methane gas control, leachate management and groundwater monitoring, and other operational and maintenance costs to be incurred after the site discontinues accepting waste, which is generally expected to be for a period of up to thirty years after final site closure. For purchased disposal sites, the Company assesses and records a final closure and post-closure liability at the time the Company assumes closure responsibility based upon the estimated final closure and post-closure costs and the percentage of airspace utilized as of such date. Thereafter, the difference between the final closure and post-closure costs accrued and the total estimated closure and post-closure costs to be incurred is accrued and charged to expense as airspace is consumed. Such costs for foreign landfills are estimated based on compliance with local laws, regulations and customs. For other facilities, final closure and post-closure costs are determined in consideration of regulatory requirements.

     The Company has also established procedures to evaluate its potential remedial liabilities at closed sites which it owns or operates, or to which it transported waste, including 88 sites listed on the Superfund National Priorities List ("NPL") as of December 31, 1998. The majority of situations involving NPL sites relate to allegations that subsidiaries of the Company (or their predecessors) transported waste to the facilities in question, often prior to the acquisition of such subsidiaries by the Company. The Company routinely reviews and evaluates sites that require remediation, including NPL sites, giving consideration to the nature (e.g., owner, operator, transporter, or generator), and the extent (e.g., amount and nature of waste hauled to the location, number of years of site operation by the Company, or other relevant factors) of the Company's alleged connection with the site, the accuracy and strength of evidence connecting the Company to the location, the number, connection and financial ability of other named and unnamed potentially responsible parties ("PRPs"), and the nature and estimated cost of the likely remedy. Cost estimates are based on management's judgment and experience in remediating such sites for the Company as well as for unrelated parties, information available from regulatory agencies as to costs of remediation, and the number, financial resources and relative degree of responsibility of other PRPs who are jointly and severally liable for remediation of a specific site, as well as the typical allocation of costs among PRPs. These estimates are sometimes a range of possible outcomes. In such cases, the Company provides for the amount within the range which constitutes its best estimate. If no amount within the range appears to be a better estimate than any other amount, then the Company provides for the minimum amount within the range in accordance with the SFAS No. 5. The Company believes that it is "reasonably possible," as that term is defined in SFAS No. 5 ("more than remote but less than likely"), that its potential liability, at the high end of such ranges, would be approximately $233,000,000 higher on a discounted basis in the aggregate than the estimate that has been recorded in the consolidated financial statements as of December 31, 1998.

     Estimates of the extent of the Company's degree of responsibility for remediation of a particular site and the method and ultimate cost of remediation require a number of assumptions and are inherently difficult, and the ultimate outcome may differ from current estimates. However, the Company believes that its extensive experience in the environmental services business, as well as its involvement with a large number of sites, provides a reasonable basis for estimating its aggregate liability. As additional information becomes available, estimates are adjusted as necessary. While the Company does not anticipate that any such adjustment would be material to its consolidated financial statements, it is reasonably possible that technological, regulatory or enforcement developments, the results of environmental studies, the existence and ability of other PRPs to

                             WASTE MANAGEMENT, INC.

contribute to the settlements of such liabilities, or other factors could necessitate the recording of additional liabilities which could be material.

     Where the Company believes that both the amount of a particular environmental liability and the timing of the payments are reliably determinable, the cost in current dollars is inflated at 2% (3% at December 31, 1997) until expected time of payment and then discounted to present value at 5.5% (6% at December 31, 1997). The portion of the Company's recorded environmental liabilities that is not inflated or discounted was approximately $492,339,000 and $344,700,000 at December 31, 1998 and 1997, respectively. Had the Company not discounted any portion of its liability, the amount recorded would have been increased by approximately $308,262,000 at December 31, 1998.

     The Company's liabilities for final closure, post-closure monitoring and environmental remediation costs were as follows (in thousands):

                                                            DECEMBER 31,
                                                       -----------------------
                                                          1998         1997
                                                       ----------   ----------
Current portion, included in accrued liabilities.....  $  150,592   $  129,611
Non-current portion..................................     971,507    1,038,049
                                                       ----------   ----------
          Total recorded.............................   1,122,099   $1,167,660
                                                                    ==========
Amount to be provided over remaining life of active
  sites, including discount of $308,262 related to
  recorded amounts...................................   1,806,966
                                                       ----------
Expected aggregate environmental liabilities based on
  current cost.......................................  $2,929,065
                                                       ==========

     Anticipated payments (based on current costs) of environmental liabilities at December 31, 1998, are as follows (in thousands):

1999....................................................   $  150,592
2000....................................................      101,499
2001....................................................       73,053
2002....................................................       57,216
2003....................................................       47,415
Thereafter..............................................    2,499,290
                                                           ----------
          Total.........................................   $2,929,065
                                                           ==========

     In addition to the amounts above, at a certain site, the Company has perpetual care obligations aggregating approximately $1,527,000 per year.

     From time to time, the Company and certain of its subsidiaries are named as defendants in personal injury and property damage lawsuits, including purported class actions, on the basis of a Company subsidiary having allegedly owned, operated or transported waste to a disposal facility which is alleged to have contaminated the environment or, in certain cases, conducted environmental remediation activities at such sites. While the Company believes it has meritorious defenses to these lawsuits, their ultimate resolution is often substantially uncertain due to a number of factors, and it is possible such matters could have a material adverse impact on the Company's earnings for one or more quarters or years.

     The Company has filed suit against numerous insurance carriers seeking reimbursement for past and future remedial, defense and tort claim costs at a number of sites. Carriers involved in these matters have typically denied coverage and are defending against the Company's claims. While the Company is vigorously

                             WASTE MANAGEMENT, INC.

pursuing such claims, it regularly considers settlement opportunities when appropriate terms are offered. Settlements to date ($46,600,000 in 1998, $94,300,000 in 1997, and $60,300,000 in 1996) have been included in operating costs and expenses as an offset to environmental expenses.

7. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair value amounts have been determined by the Company using available market information and commonly accepted valuation methodologies. However, considerable judgement is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company or holders of the instruments could realize in a current market exchange. The use of different assumptions and/or estimation methodologies may have a material effect on the estimated fair values. The fair value estimates presented herein are based on information available to management as of December 31, 1998 and 1997. Such amounts have not been revalued since those dates, and current estimates of fair value may differ significantly from the amounts presented herein.

     The carrying values of cash and cash equivalents, short-term investments, restricted funds held by trustees, trade accounts receivable, trade accounts payable, financial instruments included in notes and other receivables, financial instruments included in other assets, and derivative financial instruments approximate their fair values principally because of the short-term maturities of these instruments.

     The fair values of the Company's outstanding indebtedness is as follows (in thousands):

                                                         DECEMBER 31,
                                       -------------------------------------------------
                                                1998                      1997
                                       -----------------------   -----------------------
                                                    ESTIMATED                 ESTIMATED
                                        CARRYING       FAIR       CARRYING       FAIR
                                         AMOUNT       VALUE        AMOUNT       VALUE
                                       ----------   ----------   ----------   ----------
Senior notes and debentures..........  $5,959,884   $6,202,556   $5,224,119   $5,345,490
4% Convertible subordinated notes due
  2002...............................     535,275      641,795      535,275      592,148
4 1/2% Convertible subordinated notes
  due 2001...........................     148,370      232,985      149,500      214,906
5% Convertible subordinated
  debentures due 2006................     114,445      188,489      115,000      170,631
5.75% Convertible subordinated notes
  due 2005...........................     453,680      442,928      450,182      467,821
Tax-exempt and project bonds.........   1,220,634    1,320,841    1,307,793    1,371,871
Other borrowings.....................   3,265,655    3,303,520    1,698,092    1,706,129

8. DERIVATIVE FINANCIAL INSTRUMENTS

     Interest rate agreements -- The Company and its subsidiaries have entered into interest rate swap agreements to balance fixed and floating rate debt in accordance with management's criteria. The agreements are contracts to exchange fixed and floating interest rate payments periodically over a specified term without the exchange of the underlying notional amounts. The agreements provide only for the exchange of interest on the notional amounts at the stated rates, with no multipliers or leverage. Differences paid or received are accrued in the consolidated financial statements as a part of interest expense on the underlying debt over the

                             WASTE MANAGEMENT, INC.

life of the agreements and the swap is not recorded on the balance sheet. As of December 31, 1998, interest rate agreements in notional amounts and with terms as set forth in the following table were outstanding:

                              NOTIONAL
CURRENCY                       AMOUNT      RECEIVE      PAY          DURATION OF AGREEMENTS
--------                     -----------   --------   --------       ----------------------
U.S. Dollar................   50,000,000   Floating   Fixed      June 1997 to June 1999
U.S. Dollar................   24,000,000   Floating   Fixed      November 1994 to September 1999
U.S. Dollar................   15,000,000   Floating   Fixed      November 1996 to November 1999
Dutch Guilder..............  115,000,000   Floating   Fixed      November 1996 to January 2000
German Deutschemark........  150,000,000   Floating   Fixed      March 1996 to January 2000
French Franc...............  200,000,000   Fixed      Floating   December 1998 to December 2002
U.S. Dollar................   33,750,000   Floating   Fixed      January 1998 to January 2003
U.S. Dollar................   23,772,000   Floating   Fixed      April 1997 to April 2012

     Currency agreements -- From time to time, the Company and certain of its subsidiaries use foreign currency derivatives to seek to mitigate the impact of translation on foreign earnings and income from foreign investees. Typically these have taken the form of purchased put options or collars. The Company receives or pays, based on the notional amount of the option, the difference between the average exchange rate of the hedged currency against the base currency and the average (strike price) contained in the option. Complex instruments involving multipliers or leverage are not used. Although the purpose for using such derivatives is to mitigate currency risk, they do not qualify for hedge accounting under generally accepted accounting principles and, accordingly, must be adjusted to market value at the end of each accounting period with gains or losses included in other income. There were no currency derivatives of this type outstanding at December 31, 1998. From time to time, the Company also uses foreign currency forward contracts to hedge committed transactions when the terms of such a transaction are known and there is a high probability that the transaction will occur.

     Commodity agreements -- Prior to the WM Holdings Merger, WM Holdings utilized derivatives to seek to mitigate the impact of fluctuations in the price of fuel used by its vehicles. Quantities hedged did not exceed anticipated fuel purchases in any period. Gains or losses were recognized in operating expenses, as cost of fuel purchases, when paid or received. The primary instruments used were collars, swaps and swaptions. Collars consist of the purchase of call options along with a corresponding sale of put options at a lower price, with the effect of establishing a "cap" and a "floor" with respect to the price of specified quantities of fuel. A swap is an agreement with a counterparty whereby WM Holdings would pay a fixed price and would receive a floating price for specified quantities during a given period. In a swaption, WM Holdings would be paid a premium by the counterparty for the right, but not the obligation, at the end of the option period (usually 90 to 180 days) to enter into a swap with respect to a specified quantity in a given period in the future. All such derivatives were terminated following the WM Holdings Merger, and no fuel hedging transactions were outstanding at December 31, 1998.

9. CAPITAL STOCK

     The Board of Directors is authorized to issue preferred stock in series, and with respect to each series, to fix its designation, relative rights (including voting, dividend, conversion, sinking fund, and redemption rights), preferences (including dividends and liquidation), and limitations. The Company currently has no issued or outstanding preferred stock.

     In June 1998, Eastern completed the registration and sale of 8,625,000 shares of its common stock at $26.375 per share (equivalent to 5,525,175 shares of the Company's common stock at $41.17 per share). This public offering included the sale of 500,000 shares of Eastern common stock by selling shareholders (equivalent to 320,300 shares of the Company's common stock). The net proceeds after deducting fees and

                             WASTE MANAGEMENT, INC.

related costs, were approximately $205,000,000 and were primarily used to repay debt under Eastern's credit facility and for general corporate purposes.

     As a condition to completing the WM Holdings Merger, during June 1998, WM Holdings sold 20,000,000 shares of its common stock from its treasury (equivalent to 14,500,000 shares of the Company's common stock) in an offering to the public. The net proceeds of approximately $607,000,000 were used by WM Holdings to retire outstanding debt under its credit facilities.

     In June 1997, prior to the WM Holdings Merger, the Company acquired a majority of the Canadian solid waste businesses of WM Holdings in a purchase business combination for consideration that included 1,705,757 shares of the Company's common stock. WM Holdings sold its shares of the Company's common stock on the open market during December 1997 for approximately $65,000,000. Because the WM Holdings Merger was accounted for as a pooling of interests, WM Holdings' sale of its shares of the Company's common stock is treated as an equity offering to the public for financial accounting and reporting purposes.

     On March 3, 1997, prior to its becoming a wholly-owned subsidiary of the Company, United completed a public offering in which it issued 3,450,000 shares of its common stock, priced at $36.50 per share (equivalent to 3,708,750 shares of the Company's common stock, priced at $33.95 per share). The net proceeds of approximately $119,000,000 were used to repay debt under United's credit facility, to fund acquisitions, and for general corporate purposes.

     On February 7, 1997, the Company completed a public offering of 11,500,000 shares of its common stock, priced at $35.125 per share. The net proceeds of approximately $387,438,000 were primarily used to repay bank borrowing.

     In February 1997, the board of directors of WM Holdings authorized the repurchase of up to 50,000,000 shares of its own common stock (equivalent to 36,250,000 shares of the Company's common stock) in the open market, in privately negotiated transactions, or through issuer tender offers. WM Holdings repurchased 30,000,000 shares of its own common stock (equivalent to 21,750,000 shares of the Company's common stock) through a "Dutch auction" tender offer in the second quarter of 1997.

     During 1994 through 1996, WM Holdings sold put options on 42,300,000 shares of its common stock (equivalent to 30,700,000 shares of the Company's common stock). The put options gave the holders the right at maturity to require WM Holdings to repurchase shares of its common stock at specified prices. Proceeds from the sale of put options were credited to additional paid-in capital. The amount WM Holdings would be obligated to pay to repurchase shares of its common stock if all outstanding put options were exercised was reclassified to a temporary equity account. In the event the options were exercised, WM Holdings had the right to pay the holder in cash the difference between the strike price and the market price of WM Holdings' shares, in lieu of repurchasing the stock. Options on 32,500,000 shares expired unexercised, as the price of WM Holdings' stock was in excess of the strike price at maturity. WM Holdings repurchased 3,100,000 shares of its common stock at a cost of $107,500,000, and 6,700,000 options were settled for cash of $13,600,000. There were no put options outstanding at and subsequent to December 31, 1997.

     As of December 31, 1998, the Company is limited in its ability to pay dividends pursuant to its current credit agreements of amounts not to exceed $100,000,000 per year. The Company declared cash dividends of approximately $93,810,000, $309,577,000, and $308,265,000, to its shareholders during 1998,
1997, and 1996, respectively. Based on the Company's weighted average common shares outstanding, the cash dividends per common share are $0.16, $0.56, and $0.57 for the years ended December 31, 1998, 1997, and 1996, respectively.

                             WASTE MANAGEMENT, INC.

10. COMMON STOCK OPTIONS AND WARRANTS

     In accordance with the Company's 1990 Stock Option Plan (the "1990 Plan"), options to purchase 900,000 shares of the Company's common stock may be granted to officers, directors, and key employees. In accordance with the Company's 1993 Stock Option Incentive Plan, as amended (the "1993 Plan"), options to purchase 26,500,000 shares of the Company's common stock may be granted to officers, directors, and key employees. Options are granted under both the 1990 Plan and the 1993 Plan at an exercise price which equals or exceeds the fair market value of the common stock on the date of grant, with various vesting periods, and expire up to ten years from the date of grant. No options are available for future grant under the 1990 Plan.

     Under the Company's 1996 Stock Option Plan for Non-Employee Directors ("1996 Directors Plan"), its directors who are not officers, full-time employees, or consultants of the Company receive an annual grant of 12,500 options on each January 1 (amended to 10,000 options effective January 1, 1999). In accordance with the 1996 Directors Plan, options to purchase up to 1,400,000 shares of the Company's common stock may be granted, with five year vesting periods (amended to one year effective January 1, 1999), and expiration dates ten years from the date of grant. Options may be granted at an exercise price which equals fair market value of the common stock on the date of grant.

     In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"). SFAS No. 123 prescribes a fair value based method of determining compensation expense related to stock-based awards granted to employees. The recognition provisions of SFAS No. 123 are optional; however, entities electing not to adopt the recognition provisions of SFAS No. 123 are required to make disclosures of pro forma net income and earnings per share as if the recognition provisions of SFAS No. 123 had been applied, as well as disclosures regarding assumptions utilized in determining the pro forma amounts. The Company did not adopt the recognition provisions of SFAS No. 123, however, the required disclosures are included below.

     Stock options granted by the Company in 1998, 1997, and 1996 have ten year terms. Stock options granted by Eastern and Western became fully vested upon consummation of the respective mergers. Stock options granted by Sanifill continue to vest under varying vesting periods ranging from immediate vesting to five years following the date of grant. At the effective date of the United Merger, United stock options, whether or not such stock options had vested or had become exercisable, were canceled in exchange for shares of the Company's common stock equal in market value to the fair value of such United stock options, as determined by an independent third party. Stock options granted by WM Holdings prior to March 10, 1998, became fully vested upon consummation of the WM Holdings Merger, and certain of those include put provision benefits for up to a one year period from the date of the WM Holdings Merger (See Note 14). WM Holdings options granted after March 10, 1998, continue to vest in accordance with their original vesting schedule of 3 years.

                             WASTE MANAGEMENT, INC.

     The following table summarizes common stock option and warrant transactions under the aforementioned plans and various predecessor plans for 1998, 1997, and 1996:

                                                    OPTIONS AND   WEIGHTED AVERAGE
                                                     WARRANTS      EXERCISE PRICE
                                                    -----------   ----------------
                                                    (IN 000'S)
Outstanding at December 31, 1995..................    33,728           $25.00
  Granted.........................................    12,368            28.17
  Assumed in acquisitions.........................       373            24.94
  Exercised.......................................    (7,411)           16.31
  Forfeited.......................................    (1,147)           44.03
                                                      ------
Outstanding at December 31, 1996..................    37,911            27.13
  Granted.........................................    10,424            35.20
  Exercised.......................................    (8,023)           17.26
  Forfeited.......................................    (2,681)           43.99
                                                      ------
Outstanding at December 31, 1997..................    37,631            30.46
  Granted.........................................    10,645            43.92
  Assumed in acquisitions.........................     1,986            36.77
  Exercised.......................................    (8,593)           34.17
  Forfeited.......................................      (859)           45.33
                                                      ------
Outstanding at December 31, 1998..................    40,810            32.72
                                                      ======
Exercisable at December 31, 1996..................    20,546            27.20
Exercisable at December 31, 1997..................    20,440            30.34
Exercisable at December 31, 1998..................    23,994            29.25

     The common stock options and warrants outstanding at December 31, 1998, include approximately 21,247,000, common stock options and warrants granted by Western, Sanifill, United, WM Holdings, and Eastern, of which approximately 17,470,000 are exercisable.

     The weighted average fair value of common stock options and warrants granted during 1998, 1997 and 1996 were $18.61, $11.92 and $9.59, respectively. The fair value of each common stock option or warrant granted to employees or directors by the Company during 1998, 1997 and 1996 is estimated utilizing the Black-Scholes option-pricing model. The following weighted average assumptions were used: dividend yield of 0% to 2%, risk-free interest rates which vary for each grant and range from 5.06% to 7.67%, expected life of three to seven years for all grants, and stock price volatility primarily ranging from 25.2% to 31.3% for all grants.

     Outstanding and exercisable stock options and warrants at December 31, 1998, were as follows (in thousands):

                                             OUTSTANDING                               EXERCISABLE
                          -------------------------------------------------   ------------------------------
                          OPTIONS AND   WEIGHTED AVERAGE   WEIGHTED AVERAGE   OPTIONS AND   WEIGHTED AVERAGE
EXERCISE PRICE             WARRANTS      EXERCISE PRICE     REMAINING TERM     WARRANTS      EXERCISE PRICE
--------------            -----------   ----------------   ----------------   -----------   ----------------
$ 2.25 to $ 10.00.......     3,428           $ 6.71           3.1 years          3,426           $ 6.71
$10.01 to $ 20.00.......     5,885            13.84           5.8 years          4,845            13.47
$20.01 to $ 30.00.......     6,985            24.82           7.0 years          3,793            24.19
$30.01 to $ 40.00.......    10,156            35.06           8.1 years          3,583            35.88
$40.01 to $ 50.00.......     9,274            45.20           6.5 years          6,907            44.48
$50.01 to $140.16.......     5,082            55.57           7.6 years          1,440            59.73
                            ------                                              ------
$ 2.25 to $140.16.......    40,810            32.72           6.7 years         23,994            29.25
                            ======                                              ======

                             WASTE MANAGEMENT, INC.

     If the Company applied the recognition provisions of SFAS No. 123, the Company's net income (loss) and earnings (loss) per common share for 1998, 1997, and 1996 would approximate the pro forma amounts shown below (in thousands, except per share amounts):

                                                 YEARS ENDED DECEMBER 31,
                                              -------------------------------
                                                1998        1997       1996
                                              ---------   ---------   -------
Net income (loss):
  As reported...............................  $(770,702)  $(938,895)  $24,231
  Pro forma.................................   (833,014)   (978,831)   (1,042)
Basic earnings (loss) per common share:
  As reported...............................      (1.32)      (1.68)     0.05
  Pro forma.................................      (1.43)      (1.76)       --
Diluted earnings (loss) per common share:
  As reported...............................      (1.32)      (1.68)     0.04
  Pro forma.................................      (1.43)      (1.76)       --

     The effects of applying SFAS No. 123 in this pro forma disclosure are not necessarily indicative of future amounts.

     Beginning in 1996, WM Holdings made grants of restricted stock. Compensation expense for grants of restricted shares was recognized ratably over the vesting period (generally five to ten years) and amounted to approximately $759,000 in 1998 through the date of the WM Holdings Merger, and $2,400,000 and $100,000 in 1997 and 1996, respectively. The unamortized restricted stock of $9,209,000 vested upon consummation of the WM Holdings Merger, and accordingly was included in merger costs in 1998.

     In September 1998, two senior executives were granted an aggregate of 1,700,000 shares under the 1993 Plan. The options granted vest according to certain performance goals in lieu of the normal vesting schedules. All such options fully vest no later than eight years from the date of grant.

11. EMPLOYEE BENEFIT PLANS

     Principally through the USA Waste Services, Inc. Employee's Savings Plan, the Waste Management Retirement Savings Plan, and the Wheelabrator-Rust Savings and Retirement Plan, the Company has established qualified defined contribution retirement plans covering substantially all domestic employees other than those employees who are covered under collective bargaining agreements which do not provide for coverage under the plans. In previous years, certain of the plans provided for annual contributions by the Company as determined by their respective boards of directors. In 1998, the primary feature of plans covering the majority of participants was the Company match of employee contributions of amounts as specified in the applicable plan.

     Effective January 1, 1999, the Waste Management Retirement Savings Plan and the Wheelabrator-Rust Savings and Retirement Plan were merged into the USA Waste Services, Inc. Employee's Savings Plan, which was then renamed the Waste Management Retirement Savings Plan ("Savings Plan"). The Savings Plan covers employees (except those working subject to a collective bargaining agreement which do not provide for coverage under the plans) following a 90 day waiting period after hire, and allows eligible employees to contribute up to 15% of their annual compensation, as limited by IRS regulations. Under the Savings Plan, the Company matches employee contributions up to 3% of their eligible compensation, and matches 50% of employee contributions in excess of 3% but less than 6% of eligible compensation. Both employee and Company contributions vest immediately. Charges to operations for these plans were $69,721,000, $42,335,000 and $29,648,000 during 1998, 1997 and 1996, respectively.

                             WASTE MANAGEMENT, INC.

     Certain of the Company's foreign subsidiaries participate in both defined benefit and defined contribution retirement plans for its employees in those countries. The projected benefit obligation, plan assets and unfunded liability of the defined benefit plans are not material. In addition to the pension plan for certain employees under collective bargaining agreements established at the end of 1998 (see below), other Company subsidiaries participate in various multi-employer pension plans covering certain employees not covered under the Company's pension plan. These multi-employer plans are generally defined benefit plans; however, in many cases, specific benefit levels are not negotiated with or known by the employer contributors. Contributions of $25,800,000, $18,600,000 and $16,500,000 for subsidiaries' defined benefit plans were made and charged to income in 1998, 1997 and 1996, respectively.

     The Company had a qualified defined benefit pension plan for all eligible non-union domestic employees of WM Holdings which, as discussed below, was terminated as of December 31, 1998 in conjunction with the WM Holdings Merger. Throughout the life of the plan, benefits were based on the employee's years of service and compensation during the highest five consecutive years out of the last ten years of employment. The Company's funding policy was to contribute annually an amount determined in consultation with its actuaries, approximately equal to pension expense, except as may be limited by the requirements of the Employee Retirement Income Security Act ("ERISA"). An actuarial valuation report was prepared for the plan as of September 30 each year and used, as permitted by the FASB's Statement of Financial Accounting Standards No. 87, Employers Accounting for Pensions ("SFAS No. 87"), for the year-end disclosures.

     In conjunction with the WM Holdings Merger, the Company decided to terminate the defined benefit pension plan as of December 31, 1998, and liquidate the plan's assets and settle its obligations to participants in 1999, except as related to certain employees participating under collective bargaining agreements, whose benefits were transferred to a newly created plan effective October 1, 1998. As required under the FASB's Statement of Financial Accounting Standard No. 88, Employer's Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, this decision has resulted in a curtailment expense charge in unusual items of $34,716,000 in 1998, and is currently estimated to result in an approximate net cash settlement charge in unusual items in 1999 of $125,000,000. To the extent that this termination benefit has not yet been charged to expense and funded, additional minimum pension liability has been recorded as a charge to other comprehensive income. The Company expects to record this amount in 1999, at which time it will result in an adjustment to other comprehensive income. The amount of the 1999 settlement is inversely sensitive to changing interest rates. This sensitivity is approximately $20,000,000 for every 25 basis point fluctuation in interest rates.

     Also in conjunction with the WM Holdings Merger, the Company has terminated certain non-qualified supplemental benefit plans for certain officers and non-officer managers, the most significant plan being the Supplemental Executive Retirement Plan (collectively the "Supplemental Plans"). The curtailment and settlement loss related to these plans of $61,987,000 was recorded in unusual items in 1998. A substantial portion of these benefits was paid to participants by December 31, 1998, and unpaid amounts are accrued at December 31, 1998.

     WM Holdings and certain of its subsidiaries provided post-retirement health care and other benefits to eligible employees. In conjunction with the WM Holdings Merger, the Company has decided to limit participation in these plans to participating retired employees as of December 31, 1998.

                             WASTE MANAGEMENT, INC.

     The following tables provide a reconciliation of the changes in the plans' benefit obligations and the fair value of assets over the two-year period ending December 31, 1998, and a statement of the funded status as of December 31 of both years (in thousands):

                                              PENSION BENEFITS       OTHER BENEFITS
                                            --------------------   -------------------
                                              1998        1997       1998       1997
                                            ---------   --------   --------   --------
Change in benefit obligation:
  Benefit obligation at beginning of
     period...............................  $ 328,892   $257,677   $ 64,482   $ 59,126
  Service cost............................     17,892     14,720      1,783      1,212
  Interest cost...........................     23,944     20,877      4,535      4,538
  Plan participants' contributions........         --         --        300        721
  Amendments..............................     23,372      3,060    (24,188)     3,890
  Actuarial (gain) loss...................     90,346     44,654      4,651       (230)
  Benefits paid...........................    (11,928)   (12,096)    (1,925)    (4,775)
  Curtailments............................     52,209         --      4,085         --
  Settlements.............................    (52,959)        --         --         --
                                            ---------   --------   --------   --------
  Benefit obligation at end of period.....  $ 471,768   $328,892   $ 53,723   $ 64,482
                                            =========   ========   ========   ========
Change in plan assets:
  Fair value of plan assets at beginning
     of period............................  $ 264,870   $193,722   $     --   $     --
  Actual return on plan assets............     29,310     50,357         --         --
  Employer contributions..................     89,985     32,887      1,625      4,054
  Plan participants' contributions........         --         --        300        721
  Benefits paid...........................    (11,928)   (12,096)    (1,925)    (4,775)
  Settlements.............................    (52,959)        --         --         --
                                            ---------   --------   --------   --------
  Fair value of plan assets at end of
     period...............................  $ 319,278   $264,870   $     --   $     --
                                            =========   ========   ========   ========
Funded status:
  Funded status at December 31............  $(152,490)  $(64,022)  $(53,723)  $(64,482)
  Unrecognized transition (asset)
     obligation...........................     (1,430)    (2,860)        --        (73)
  Unrecognized net actuarial (gain)
     loss.................................    123,554     67,176        469     (8,640)
  Unrecognized prior service cost.........        (10)       953    (20,576)     3,890
                                            ---------   --------   --------   --------
  Net amount recognized...................  $ (30,376)  $  1,247   $(73,830)  $(69,305)
                                            =========   ========   ========   ========

     The following table provides the amounts recognized in the consolidated balance sheets as of December 31 of both years (in thousands):

                                              PENSION BENEFITS       OTHER BENEFITS
                                            --------------------   -------------------
                                              1998        1997       1998       1997
                                            ---------   --------   --------   --------
Prepaid benefit cost......................  $   8,220   $ 32,139   $     --   $     --
Accrued benefit liability.................    (38,596)   (30,892)   (73,830)   (69,305)
Minimum pension liability.................   (118,871)   (10,139)        --         --
Intangible asset..........................         --      1,184         --         --
Accumulated other comprehensive income
  before tax benefit......................    118,871      8,955         --         --
                                            ---------   --------   --------   --------
Net amount recognized.....................  $ (30,376)  $  1,247   $(73,830)  $(69,305)
                                            =========   ========   ========   ========

                             WASTE MANAGEMENT, INC.

     The following table provides the components of net periodic benefit cost for the years ended 1998, 1997, and 1996 (in thousands):

                                              PENSION BENEFITS               OTHER BENEFITS
                                       ------------------------------   ------------------------
                                         1998       1997       1996      1998     1997     1996
                                       --------   --------   --------   ------   ------   ------
Components of net periodic benefit
  cost:
  Service cost.......................  $ 17,892   $ 14,720   $ 15,309   $1,783   $1,212   $1,118
  Interest cost......................    23,944     20,877     16,610    4,535    4,538    4,375
  Expected return on plan assets.....   (20,954)   (17,084)   (13,818)      --       --       --
  Amortization of transition asset...    (1,430)    (1,430)    (1,430)      --       --       --
  Amortization of prior-service
     cost............................       (35)       202        621      278       --       --
  Amortization of net (gain) loss....     8,450      4,772      3,609     (445)    (253)    (313)
                                       --------   --------   --------   ------   ------   ------
  Net periodic benefit cost..........    27,867     22,057     20,901    6,151    5,497    5,180
  Curtailment loss (included in asset
     impairments and unusual
     items)..........................    53,208         --         --       --       --       --
  Settlement loss (included in asset
     impairments and unusual
     items)..........................    43,495         --         --       --       --       --
                                       --------   --------   --------   ------   ------   ------
  Net periodic benefit cost after
     curtailments and settlements....  $124,570   $ 22,057   $ 20,901   $6,151   $5,497   $5,180
                                       ========   ========   ========   ======   ======   ======

     The assumptions used in the measurement of the Company's benefit obligations are shown in the following table (weighted average assumptions as of December 31):

                                                 PENSION BENEFITS     OTHER BENEFITS
                                                 -----------------    --------------
                                                  1998       1997     1998     1997
                                                 ------     ------    -----    -----
Discount rate..................................   6.25%      7.25%    6.50%    7.00%
Expected return on plan assets.................   9.00%      9.00%     n/a      n/a
Rate of compensation...........................   3.50%      3.50%     n/a      n/a

     The principal element of the Other Benefits referred to above is the post-retirement health care plan. Participants in the WM Holdings plan contribute to the cost of the benefit, and for retirees since January 1, 1992, the Company's contribution is capped at between $0 and $600 per month per retiree, based on years of service. For measurement purposes, a 7.1% annual rate of increase in the per capita cost of covered health care claims was assumed for 1998 (being an average of the rate used by all plans); the rate was assumed to decrease to 6% in 2001 and remain at that level thereafter. A 1% change in assumed health care cost trend rates would have the following effects (in thousands):

                                                        1% INCREASE   1% DECREASE
                                                        -----------   -----------
Effect on total of service and interest components of
  net periodic post-retirement health care benefit
  cost................................................    $  290        $  (273)
Effect on the health care component of the accumulated
  post-retirement benefit obligation..................    $3,938        $(3,673)

     In 1998, WM Holdings merged the Employee Stock Ownership Plan that was initially established for eligible WM Holdings' employees in 1988 into its Retirement Savings Plan. During 1994, WM Holdings established an Employee Stock Benefit Trust ("Trust") and sold 12,600,000 shares of its treasury stock to the Trust in return for a 30-year, 7.33% note with interest payable quarterly and principal due at maturity. WM Holdings has agreed to contribute to the Trust each quarter funds sufficient, when added to dividends on the shares held by the Trust, to pay interest on the note as well as principal outstanding at maturity. At the direction of an administrative committee, the trustee will use the shares or proceeds from the sale of shares to

                             WASTE MANAGEMENT, INC.

pay employee benefits, and to the extent of such payments by the Trust, the Company will forgive principal and interest on the note. The shares of common stock issued to the Trust are not considered to be outstanding in the computation of earnings per share until the shares are utilized to fund obligations for which the trust was established. Changes in the market value of these shares are reflected as adjustments in additional paid-in capital.

12. INCOME TAXES

     For financial reporting purposes, income (loss) from continuing operations before income taxes, showing domestic and international sources, is as follows (in thousands):

                                               1998        1997        1996
                                             ---------   ---------   --------
Domestic...................................  $(896,875)  $(865,783)  $757,537
International..............................    196,996     203,286     16,695
                                             ---------   ---------   --------
          Income (loss) from continuing
            operations.....................  $(699,879)  $(662,497)  $774,232
                                             =========   =========   ========

     The provision for income taxes on continuing operations consists of the following (in thousands):

                                                 YEARS ENDED DECEMBER 31,
                                             --------------------------------
                                               1998        1997        1996
                                             ---------   ---------   --------
Current:
  Federal..................................  $ 356,056   $ 569,935   $216,814
  State....................................     88,484      83,592     57,860
  Foreign..................................     72,541      85,357     22,875
                                             ---------   ---------   --------
                                               517,081     738,884    297,549
                                             ---------   ---------   --------
Deferred:
  Federal..................................   (463,635)   (369,408)    86,654
  State....................................    (51,889)    (27,271)    26,936
  Foreign..................................     65,366      21,136     75,561
                                             ---------   ---------   --------
                                              (450,158)   (375,543)   189,151
                                             ---------   ---------   --------
          Provision for income taxes.......  $  66,923   $ 363,341   $486,700
                                             =========   =========   ========

                             WASTE MANAGEMENT, INC.

     The federal statutory rate is reconciled to the effective rate as follows:

                                                    YEARS ENDED DECEMBER 31,
                                                    -------------------------
                                                     1998      1997     1996
                                                    ------    ------    -----
Income taxes (benefit) at federal statutory
  rate............................................  (35.00)%  (35.00)%  35.00%
State and local income taxes, net of federal
  income tax benefit..............................    3.23      5.51     7.11
Nondeductible costs relating to acquired
  intangibles.....................................   16.85     30.88     7.55
Nondeductible merger costs........................    8.22      1.40     1.33
Writedown of investments in subsidiary............      --      6.46     7.66
Minority interest.................................    0.82      2.40     1.87
Gain on sale of foreign subsidiary................      --        --     2.26
Deferred tax valuation and other tax reserves.....    8.79     40.11     0.90
Federal tax on foreign income.....................    4.35      0.30     1.20
Nonconventional fuel tax credit...................   (3.61)    (2.80)   (1.99)
Other.............................................    5.91      5.59    (0.07)
                                                    ------    ------    -----
  Provision for income taxes......................    9.56%    54.85%   62.82%
                                                    ======    ======    =====

     The components of the net deferred tax assets (liabilities) are as follows (in thousands):

                                                           DECEMBER 31,
                                                     -------------------------
                                                        1998          1997
                                                     -----------   -----------
Deferred tax assets:
  Net operating loss, capital loss and tax credit
     carryforwards.................................  $   322,129   $   287,384
  Environmental and other reserves.................      670,502       754,195
  Reserves not deductible until paid...............      178,608       291,168
                                                     -----------   -----------
          Subtotal.................................    1,171,239     1,332,747
Deferred tax liabilities:
  Property, equipment, intangible assets, and
     other.........................................   (1,072,138)   (1,567,579)
Valuation allowance................................     (331,592)     (232,800)
                                                     -----------   -----------
          Net deferred tax liabilities.............  $  (232,491)  $  (467,632)
                                                     ===========   ===========

     At December 31, 1998, the Company's subsidiaries have approximately $200,599,000 of federal net operating loss ("NOL") carryforwards, $1,007,749,000 of state NOL carryforwards, and $598,930,000 of foreign NOL carryforwards. Foreign NOL carryforwards of approximately $535,530,000 may be carried forward indefinitely; the remaining NOL carryforwards have expiration dates through 2013. The Company's subsidiaries have $16,062,000 of alternative minimum tax credit carryforwards that may be used indefinitely; state tax credit carryforwards of $5,039,000; federal investment tax credit carryforwards of $381,000; and foreign tax credit carryforwards of $32,614,000. Valuation allowances have been established for uncertainties in realizing the benefit of tax loss and credit carryforwards. While the Company expects to realize the deferred tax assets, net of the valuation allowances, changes in estimates of future taxable income or in tax laws may alter this expectation.

     During 1997, the valuation allowance increased approximately $101,056,000, composed of increases to allowances due to the uncertainty of realizing alternative minimum tax credits, tax benefits from certain asset impairment writedowns (primarily land), foreign tax credits, and NOL carryforwards partially offset by reductions in allowances attributable primarily to foreign net operating loss carryforwards. In 1998, the

                             WASTE MANAGEMENT, INC.

valuation allowance increased approximately $98,792,000 primarily due to the uncertainty of realizing foreign NOL carryforwards.

     The Company does not provide for U.S. income taxes on unremitted earnings of foreign subsidiaries as it is the present intention of management to reinvest the unremitted earnings in its foreign operations. Unremitted earnings of foreign subsidiaries are approximately $498,000,000 at December 31, 1998. It is not practicable to determine the amount of U.S. income taxes that would be payable upon remittance of the assets that represent those earnings.

13. SEGMENT AND RELATED INFORMATION

     The Company's North American solid waste management operations represents 80.5% of operating revenues, 98.7% of earnings before interest and tax ("EBIT"), and 77.3% of total assets in 1998, and is the Company's principal reportable segment under Statement of Financial Accounting Standards No. 131, Disclosure about Segments of an Enterprise and Related Information ("SFAS No. 131"). This segment provides integrated waste management services consisting of collection, transfer, disposal (solid waste landfill, hazardous waste landfill and waste-to-energy), recycling, and other miscellaneous services to commercial, industrial, municipal and residential customers in North America. Similar operations in international markets outside of North America are disclosed as a separate segment. The Company's other reportable segment consists of non-solid waste services, aggregated as a single segment for this reporting presentation as permitted under SFAS No. 131. The non-solid waste segment includes other hazardous waste services such as chemical waste management services and low-level and other radioactive waste services, the Company's independent power projects, and other non-solid waste services to commercial, industrial and government customers, and includes business lines that are being actively marketed. No single customer accounted for as much as 10% of consolidated revenue in any year.

     Certain of the services provided by the Company are subject to extensive and evolving federal, state, and local environmental laws and regulations in the U.S. and elsewhere that have been enacted in response to technological advances and the public's increased concern over environmental issues. Refer to Notes 6 and 17 for a further discussion of regulatory issues.

     Summarized financial information concerning the Company's reportable segments for the respective years ended December 31, is shown in the following table. Prior period information has been restated to conform to the segments described above, which are based on the structure and internal organization of the Company as of December 31, 1998 (in thousands):

                                NORTH AMERICAN   INTERNATIONAL    NON-SOLID     CORPORATE
                                 SOLID WASTE     WASTE SERVICES     WASTE      FUNCTIONS(A)      TOTAL
                                --------------   --------------   ----------   ------------   -----------
1998
  Net operating revenues(b)...   $10,220,478       $1,533,635     $  949,356    $       --    $12,703,469
  Earnings before interest and
     taxes (EBIT)(c), (d).....     2,478,733          132,937        103,443      (204,043)     2,511,070
  Depreciation and
     amortization.............     1,241,330          169,051         43,579        44,752      1,498,712
  Capital expenditures........     1,438,458          166,035         34,605        12,391      1,651,489
  Total assets(d).............    17,553,957        3,107,968      1,003,035     1,050,238     22,715,198
1997
  Net operating revenues(b)...   $ 9,244,910       $1,789,988     $  937,600    $       --    $11,972,498
  Earnings before interest and
     taxes (EBIT)(c), (d).....     1,790,027          187,619         96,082      (413,814)     1,659,914
  Depreciation and
     amortization.............     1,086,547          181,353         55,258        68,652      1,391,810
  Capital expenditures........     1,128,904          150,908         29,337        23,058      1,332,207
  Total assets(d).............    15,067,951        3,055,634      1,222,464       810,375     20,156,424

                             WASTE MANAGEMENT, INC.

                                NORTH AMERICAN   INTERNATIONAL    NON-SOLID     CORPORATE
                                 SOLID WASTE     WASTE SERVICES     WASTE      FUNCTIONS(A)      TOTAL
                                --------------   --------------   ----------   ------------   -----------
1996
  Net operating revenues(b)...   $ 8,097,860       $1,913,793     $  986,949    $       --    $10,998,602
  Earnings before interest and
     taxes (EBIT)(c), (d).....     1,654,154          216,198        132,267      (148,927)     1,853,692
  Depreciation and
     amortization.............       949,570          195,944         52,631        66,051      1,264,196
  Capital expenditures........     1,248,623          214,103         27,769        28,777      1,519,272
  Total assets(d).............    13,938,513        4,103,273      2,118,313       567,425     20,727,524

---------------

(a) Corporate functions include the corporate treasury function (except for limited amounts of locally negotiated and managed project debt), administration of corporate tax function, the corporate insurance function and management of closed landfill and related insurance recovery functions, along with other typical administrative functions.

(b) Non-Solid Waste revenues are net of inter-segment revenue with North American Solid Waste of $122,400,000, $86,400,000 and $69,100,000 in 1998,
     1997 and 1996, respectively. There are no other significant sales between segments.

(c) For those items included in the determination of EBIT, (the earnings measurement used by management to evaluate operating performance) the accounting policies of the segments are generally the same as those described in the summary of significant accounting policies.

(d) There are no material asymmetrical allocations of EBIT versus assets between segments or corporate. Certain asset impairments and unusual items reported in the reconciliation of EBIT to reported net income below, however, have resulted in adjustments to assets ultimately reflected on segment balance sheets. Assets are net of inter-segment receivables and investments.

     The reconciliation of total EBIT reported above to net income is as follows (in thousands):

                                                 YEARS ENDED DECEMBER 31,
                                           -------------------------------------
                                              1998         1997          1996
                                           ----------   -----------   ----------
EBIT, as reported above..................  $2,511,070   $ 1,659,914   $1,853,692
(Plus) less:
  Merger costs...........................   1,807,245       112,748      126,626
  Asset impairments and unusual items....     864,063     1,771,145      529,768
  Income (loss) from continuing
     operations held for sale............         151         9,930         (315)
  Interest expense.......................     681,457       555,576      525,340
  Interest income........................     (26,829)      (45,214)     (34,603)
  Minority interest......................      24,254        45,442       41,289
  Other income, net......................    (139,392)     (127,216)    (108,645)
                                           ----------   -----------   ----------
Income (loss) from continuing operations
  before income taxes....................    (699,879)     (662,497)     774,232
Provision for income taxes...............      66,923       363,341      486,700
                                           ----------   -----------   ----------
Income (loss) from continuing
  operations.............................    (766,802)   (1,025,838)     287,532
Discontinued operations..................          --       (95,688)     263,301
Extraordinary loss.......................       3,900         6,809           --
Cumulative effect of change in accounting
  principle..............................          --         1,936           --
                                           ----------   -----------   ----------
          Net income (loss)..............  $ (770,702)  $  (938,895)  $   24,231
                                           ==========   ===========   ==========

                             WASTE MANAGEMENT, INC.

     Foreign operations in 1998 were conducted in seven countries in Europe, seven countries in the Pacific Rim, Canada, Mexico, Brazil, Israel and Argentina. Operating revenues and property and equipment (net) relating to the Company's operations by significant geographic area is as follows (in thousands):

                                               YEARS ENDED DECEMBER 31,
                                        ---------------------------------------
                                           1998          1997          1996
                                        -----------   -----------   -----------
Operating revenues:
  United States.......................  $10,681,924   $ 9,707,546   $ 8,897,002
  Europe..............................    1,264,209     1,406,026     1,523,347
  Canada..............................      425,531       412,633       150,837
  Other foreign.......................      331,805       446,293       427,416
                                        -----------   -----------   -----------
          Total.......................  $12,703,469   $11,972,498   $10,998,602
                                        ===========   ===========   ===========
Property and equipment, net:
  United States.......................  $ 9,785,845   $ 9,187,923   $ 9,385,496
  Europe..............................      841,418       903,174     1,135,720
  Canada..............................      840,887       906,142       231,928
  Other foreign.......................      169,589       191,291       212,797
                                        -----------   -----------   -----------
          Total.......................  $11,637,739   $11,188,530   $10,965,941
                                        ===========   ===========   ===========

     The Company operates facilities in Hong Kong which are owned by the Hong Kong government. The Hong Kong economy has been impacted by the economic uncertainty associated with many of the countries in the region. High and volatile interest rates have resulted from speculation regarding its currency. The Company also has operations in Indonesia, Thailand and Brazil. These countries have experienced illiquidity, volatile currency exchange rates and interest rates, and reduced economic activity. The Company will be affected for the foreseeable future by economic conditions in this region, although it is not possible to determine the extent of such impact. At December 31, 1998, the Company has $114,749,000 revenue, $41,403,000 property and equipment, net, and $104,103,000 total investment in the above Asian countries (including Hong
Kong). The Company has a total investment of $38,900,000 in Brazil which is primarily investments accounted for under the equity method of accounting. Income from continuing operations before income taxes from Hong Kong was $21,200,000 in 1998. Income from Indonesia, Thailand and Brazil has not been significant to date.

14. ASSET IMPAIRMENTS AND UNUSUAL ITEMS

     In 1998, 1997, and 1996, the Company recorded certain charges for asset impairments and unusual items resulting from reviews of business integration and operating plans. Such reviews were generally performed in connection with the Company's merger activities. In addition, the 1997 consolidated financial statements include a significant accounting charge resulting from a comprehensive review performed by the management of WM Holdings of its operations and investments in the fourth quarter of 1997. Similarly, the 1996 consolidated financial statements include accounting charges recorded by WM Holdings for certain operational and management restructuring activities and assets that had become impaired.

     Fair values for asset impairment losses was determined for landfills, hazardous waste facilities, recycling investments and other facilities, primarily based on future cash flow projections discounted back using discount rates appropriate for the risks involved with the specific assets. For surplus real estate, market opinions and appraisals were used. In determining fair values for abandoned projects and vehicles to be sold, recoverable salvage values were determined using market estimates. Impaired assets to be sold are primarily businesses to be sold (see Note 18) and surplus real estate. The Company provides for losses in connection with long-term waste service contracts where an obligation exists to perform services and when it becomes

                             WASTE MANAGEMENT, INC.

evident the projected direct and incremental contract costs will exceed the related contract revenues. In general, these losses relate to contracts with remaining average duration of five years.

     The following is a summary of asset impairments and unusual items that are reflected in the Company's consolidated financial statements for the year ended December 31, 1998 (in millions):

Provision for losses on contractual commitments.............  $115.6
Changes in estimates relating to the reassessment of
  ultimate losses for certain legal and remediation
  issues....................................................   331.9
Write-down to estimated net sales proceeds of businesses to
  be sold...................................................   195.1
Curtailment and settlement costs of terminating the defined
  benefit pension plan (Note 11)............................    34.7
Compensation charges for the liquidation of WM Holdings'
  Supplemental Executive Retirement Plan (Note 11) and other
  supplemental plans........................................    72.2
Put provisions of certain WM Holdings' stock options as a
  result of change in control provisions....................   114.6
                                                              ------
          Total.............................................  $864.1
                                                              ======

     In 1998, the Company increased its reserves for certain legal and environmental remediation issues as a result of management's emphasis to resolve and settle certain issues relating primarily to WM Holdings, including a class action securities litigation against WM Holdings.

     Certain WM Holdings' employee stock option plans included change of control provisions that were activated as a result of the WM Holdings Merger whereby the option holder received certain put rights that require charges to earnings through the put periods. The charge to pre-tax earnings as a result of these put rights was $114,600,000 in the third quarter of 1998. To the extent the future market value of the Company's common stock exceeds $54.34 per share, the Company will be required to record additional charges to earnings through July 16, 1999, at which time all put rights expire. The expense related to these stock option put rights has no impact to equity as the offset is a direct increase to additional paid-in capital, as these put rights will be satisfied by the issuance of stock.

                             WASTE MANAGEMENT, INC.

     The following is a summary of asset impairments and unusual items reflected in the Company's consolidated financial statements for the year ended December 31, 1997 (in millions):

Asset impairments:
  Landfills, related primarily to management decisions to
     abandon expansions and development projects due to
     political or competitive factors, which will result in
     closure earlier than previously expected (includes
     $233.8 for hazardous waste sites)......................  $  592.9
  Hazardous waste facilities, resulting from continuing
     market deterioration, increased competition, excess
     capacity and changing regulation.......................     131.4
  Goodwill, primarily related to landfills and hazardous
     waste facilities impaired (including $411.0 related to
     hazardous waste business)..............................     433.4
  Write-down of WTI long-lived assets, including $47.1
     related to a wood waste burning independent power
     production facility....................................      57.2
  Recycling investments, related primarily to continued
     pricing, overcapacity and competitive factors..........      21.5
  Write-down to estimated net realizable value of trucks to
     be sold as a result of new fleet management policy
     (Note 4)...............................................      70.9
  Write-down to estimated net sales proceeds of businesses
     to be sold (Note 18)...................................     122.2
  Abandoned equipment and facilities........................      37.3
  Surplus real estate.......................................      38.2
Provisions for losses on contractual commitments............     120.2
Severance for terminated employees..........................      41.6
Special charge for WM International, primarily costs of
  demobilization in Argentina following the expiration of
  the City of Buenos Aires contract, divestiture or closure
  of underperforming businesses (primarily in Italy and
  Germany) and abandonment of projects (primarily in
  Germany)..................................................     104.3
                                                              --------
          Total.............................................  $1,771.1
                                                              ========

                             WASTE MANAGEMENT, INC.

     The following is a summary of asset impairments and unusual items reflected in the Company's consolidated financial statements for the year ended December 31, 1996 (in millions):

Asset impairments:
  Landfills, related primarily to management decisions to
     abandon expansion projects due to political or
     competitive factors, which will result in closure
     earlier than previously expected.......................  $   20.4
  Recycling investments, related primarily to pricing,
     overcapacity and competitive factors...................      47.8
  Other, primarily equipment to be scrapped.................       2.0
  Surplus real estate.......................................       1.5
Write-down to estimated net sales proceeds of businesses to
  be sold...................................................      28.9
Reserves for certain litigation and for reengineering of
  finance and administrative functions......................     154.1
Provisions for losses on contractual commitments............      53.6
Western retirement benefits.................................       4.8
Special charge for WM International:
  Loss on sale of investment in Wessex Water Plc............      47.1
  Revaluation of investments in France, Austria, and Spain
     in contemplation of exiting all or part of these
     markets or forming joint ventures and write-off of a
     hazardous waste disposal facility in Germany with
     volumes adversely affected by regulatory changes.......     169.6
                                                              --------
          Total.............................................  $  529.8
                                                              ========

15. EARNINGS PER SHARE

     The following reconciles the number of common shares outstanding at December 31 of each year to the weighted average number of common shares outstanding and the weighted average number of common and dilutive potential common shares outstanding for the purposes of calculating basic and dilutive earnings per common share, respectively (in thousands):

                                                   YEARS ENDED DECEMBER 31,
                                                  ---------------------------
                                                   1998      1997      1996
                                                  -------   -------   -------
Number of common shares outstanding.............  600,351   556,546   541,071
Effect of using weighted average common shares
  outstanding...................................  (16,050)    1,129    (3,802)
                                                  -------   -------   -------
Weighted average number of common shares
  outstanding...................................  584,301   557,675   537,269
Dilutive effect of common stock options and
  warrants......................................       --        --     9,647
                                                  -------   -------   -------
Weighted average number of common and dilutive
  potential common shares outstanding...........  584,301   557,675   546,916
                                                  =======   =======   =======

     Diluted earnings per common share for the years ended December 31, 1998, 1997, and 1996 has been calculated excluding the effects of the Company's convertible subordinated notes and debentures as inclusion of such items would be anti-dilutive for these periods.

     At December 31, 1998, there were approximately 73,600,000 common shares potentially issuable with respect to stock options, warrants, and convertible debt, which could dilute basic earnings per share in the future.

                             WASTE MANAGEMENT, INC.

16. COMPREHENSIVE INCOME

     Comprehensive income is defined as the change in equity of a business enterprise from transactions and other events and circumstances from nonowner sources and includes all changes in equity except those resulting from investments by owners and distributions to owners. The components of accumulated other comprehensive income are as follows for the periods indicated (in thousands):

                                            FOREIGN       MINIMUM      ACCUMULATED
                                           CURRENCY       PENSION         OTHER
                                          TRANSLATION    LIABILITY    COMPREHENSIVE
                                          ADJUSTMENT     ADJUSTMENT      INCOME
                                          -----------    ----------   -------------
Balance, December 31, 1996..............   $ (95,056)     $(18,885)     $(113,941)
  Current-period change.................    (180,744)       11,492       (169,252)
                                           ---------      --------      ---------
Balance, December 31, 1997..............    (275,800)       (7,393)      (283,193)
  Current-period change.................     (77,842)      (59,769)      (137,611)
                                           ---------      --------      ---------
Balance, December 31, 1998..............   $(353,642)     $(67,162)     $(420,804)
                                           =========      ========      =========

17. COMMITMENTS AND CONTINGENCIES

     Operating leases -- The Company leases many of its operating and office facilities for various terms. Lease expense aggregated $194,846,000, $189,873,600, and $186,270,000 during 1998, 1997 and 1996, respectively. These amounts include rents under long-term leases, short-term cancelable leases and rents charged as a percentage of revenue, but are exclusive of financing leases capitalized for accounting purposes.

     The long-term rental obligations as of December 31, 1998, are due as follows (in thousands):

First year...............................................  $  142,397
Second year..............................................     133,069
Third year...............................................     127,206
Fourth year..............................................     155,341
Fifth year...............................................     104,568
Sixth through tenth years................................     431,114
Eleventh year and thereafter.............................     143,004
                                                           ----------
                                                           $1,236,699
                                                           ==========

     Financial instruments -- Letters of credit, performance bonds and other guarantees have been provided by the Company supporting tax-exempt bonds, performance of final landfill closure and post-closure requirements, insurance contracts, and other contracts. Total letters of credit, performance bonds, insurance policies, and other guarantees outstanding at December 31, 1998, aggregated approximately $3,940,719,000. The insurance policies are issued by a wholly-owned insurance company subsidiary, the sole business of which is to issue such policies to customers of the Company and its subsidiaries. Because virtually no claims have been made against these financial instruments in the past, management does not expect these instruments will have a material effect on the Company's consolidated financial statements.

     In the normal course of business, the Company is a party to financial instruments with off-balance sheet risk, such as bank letters of credit, performance bonds and other guarantees, which are not reflected in the consolidated balance sheets. Such financial instruments are to be valued based on the amount of exposure under the instrument and the likelihood of performance being required. In the Company's experience, virtually no claims have been made against those financial instruments. Management does not expect any material losses to result from these off-balance sheet instruments.

                             WASTE MANAGEMENT, INC.

     Environmental matters -- The continuing business in which the Company is engaged is intrinsically connected with the protection of the environment. As such, a significant portion of the Company's operating costs and capital expenditures could be characterized as costs of environmental protection. Such costs may increase in the future as a result of legislation or regulation, however, the Company believes that in general it tends to benefit when environmental regulation increases, which may increase the demand for its services, and that it has the resources and experience to manage environmental risk.

     As part of its ongoing operations, the Company provides for estimated final closure and post-closure monitoring costs over the estimated operating life of disposal sites as airspace is consumed. The Company has also established procedures to evaluate potential remedial liabilities at closed sites which it owns or operated or to which it transported, waste including 88 sites listed on the NPL as of December 31, 1998. Where the Company concludes that it is probable that a liability has been incurred, provision is made in the financial statements.

     Estimates of the extent of the Company's degree of responsibility for remediation of a particular site and the method and ultimate cost of remediation require a number of assumptions and are inherently difficult, and the ultimate outcome may differ from current estimates. However, the Company believes that its extensive experience in the environmental services industry, as well as its involvement with a large number of sites, provides a reasonable basis for estimating its aggregate liability. As additional information becomes available, estimates are adjusted as necessary. While the Company does not anticipate that any such adjustment would be material to its financial statements, it is reasonably possible that technological, regulatory or enforcement developments, the results of environmental studies, the existence and ability of other potentially responsible third parties to contribute to the settlements of such liabilities, or other factors could necessitate the recording of additional liabilities which could be material.

     Litigation -- In November and December 1997, several alleged purchasers of WM Holdings securities (including but not limited to WM Holdings common stock), who allegedly bought their securities between 1996 and 1997, brought 14 purported class action lawsuits against WM Holdings and several of its former officers in the United States District Court for the Northern District of Illinois. Each of these lawsuits asserted that the defendants violated the federal securities laws by issuing allegedly false and misleading statements in 1996 and 1997 about WM Holdings' financial condition and results of operations. Among other things, the plaintiffs alleged that WM Holdings employed accounting practices that were improper and that caused its publicly filed financial statements to be materially false and misleading. The lawsuits demanded, among other relief, unspecified compensatory damages, pre- and post-judgement interest, attorneys' fees, and the costs of conducting the litigation. In January 1998, the 14 putative class actions were consolidated before one judge. On May 29, 1998, the plaintiffs filed a consolidated amended complaint against WM Holdings and four of its former officers. The consolidated amended complaint seeks recovery on behalf of a proposed class of all purchasers of WM Holdings securities between May 29, 1995, and October 30, 1997. The consolidated amended complaint alleges, among other things, that WM Holdings filed false and misleading financial statements beginning in 1991 and continuing through October 1997 and seeks recovery for alleged violations of the federal securities laws between May 1995 and October 1997. In December 1998, the Company announced an agreement to settle the consolidated action against all defendants and the establishment of a settlement fund of $220,000,000 for the class of open market purchasers of WM Holdings equity securities between November 3, 1994, and February 24, 1998. The settlement agreement with the plaintiffs is subject to various conditions, including preliminary approval by the Court, notice to the class and final approval by the Court after a hearing. There can be no assurances that the Court will find the settlement to be fair to the class or that, because members of the class may opt out of the lawsuit, WM Holdings will not be a party to additional lawsuits or claims brought by individuals.

     The Company is aware of another action arising out of the same set of facts alleging a cause of action under Illinois state law. Additionally, there are several other actions and claims arising out of the same set of

                             WASTE MANAGEMENT, INC.

facts, including one purported class action brought by business owners who received WM Holdings shares in the sales of their businesses to WM Holdings that alleges breach of contract causes of action on the basis of allegedly false representation and warranties. A purported derivative action has also been filed by an alleged former shareholder of WM Holdings against certain former officers and directors of WM Holdings and nominally against WM Holdings to recover damages caused to WM Holdings as a result of the matter described in this paragraph. It is not possible at this time to predict the impact this litigation may have on WM Holdings or the Company nor is it possible to predict whether any other suits or claims arising out of these matters may be brought in the future. However, it is reasonably possible that the outcome of any present or future litigation may have a material adverse impact on their respective financial condition or results of operations in one or more future periods. WM Holdings intends to defend itself vigorously in the litigation.

     The Company is also aware that the Securities and Exchange Commission has commenced a formal investigation with respect to the WM Holdings previously filed financial statements (which were subsequently restated) and related accounting policies, procedures and system of internal controls. The Company intends to cooperate with such investigation. The Company is unable to predict the outcome or impact of this investigation at this time.

     On March 12, 1998, a stockholder of WM Holdings filed a purported class action suit in the Chancery Court of the State of Delaware in the New Castle County against WM Holdings and certain of its former directors. The complaint alleges, among other things, that (i) the Merger was the product of unfair dealing and the price paid to members of the purported class for their WM Holdings common stock was unfair and inadequate, (ii) the WM Holdings Merger will prevent members of the purported class from receiving their fair portion of the value of WM Holdings' assets and business and from obtaining the real value of their equity ownership of WM Holdings, (iii) defendants breached their fiduciary duties owed to the members of the purported class by putting their personal interests ahead of the interests of WM Holdings' public stockholders and (iv) the members of the class action will suffer irreparable damage unless the defendants are enjoined from breaching their fiduciary duties. The complaint seeks equitable relief that would rescind the WM Holdings Merger and monetary damages from the defendants for unlawfully gained profits and special benefits. The Company believes the suit to be without merit and intends to contest it vigorously.

     In the ordinary course of conducting its business activities, the Company becomes involved in judicial and administrative proceedings involving governmental authorities at the foreign, federal, state and local level, including, in certain instances, proceedings instituted by citizens or local governmental authorities seeking to overturn governmental action where governmental officials or agencies are named as defendants together with the Company or one or more of its subsidiaries, or both. In the majority of the situations where proceedings are commenced by governmental authorities, the matters involved relate to alleged technical violations of licenses or permits pursuant to which the Company operates or is seeking to operate or laws or regulations to which its operations are subject or are the result of different interpretations of the applicable requirements. From time to time, the Company pays fines or penalties in environmental proceedings relating primarily to waste treatment, storage or disposal facilities. The Company believes that these matters will not have a material adverse effect on its results of operations or financial condition. However, the outcome of any particular proceeding cannot be predicted with certainty, and the possibility remains that technological, regulatory or enforcement developments, the results of environmental studies or other factors could materially alter this expectation at any time.

     From time to time, the Company and certain of its subsidiaries are named as defendants in personal injury and property damage lawsuits, including purported class actions, on the basis of a Company subsidiary's having owned, operated or transported waste to a disposal facility which is alleged to have contaminated the environment or, in certain cases, conducted environmental remediation activities at sites. Some of such lawsuits may seek to have the Company or its subsidiaries pay the costs of groundwater monitoring and health care examinations of allegedly affected persons for a substantial period of time even where no actual damage is

                             WASTE MANAGEMENT, INC.

proven. While the Company believes it has meritorious defenses to these lawsuits, their ultimate resolution is often substantially uncertain due to the difficulty of determining the cause, extent and impact of alleged contamination (which may have occurred over a long period of time), the potential for successive groups of complainants to emerge, the diversity of the individual plaintiffs' circumstances, and the potential contribution or indemnification obligations of co-defendants or other third parties, among other factors. Accordingly, it is possible such matters could have a material adverse impact on the Company's consolidated financial statements.

     The Company has been advised by the U.S. Department of Justice that Laurel Ridge Landfill, Inc., a wholly-owned subsidiary of the Company as a result of the Company's acquisition of United, is a target of a federal investigation relating to alleged violations of the Clean Water Act at the Laurel Ridge Landfill in Kentucky. The investigation relates to a period prior to the Company's acquisition of United in August 1997. The Company is attempting to negotiate a resolution with the government which may include a guilty plea to a criminal misdemeanor, a fine and in-kind services. The Company believes that the ultimate outcome of this matter will not have a material adverse effect on the Company's consolidated financial statements.

     In June 1996, an indictment was brought against All-Waste Systems, Inc. ("All-Waste"), an indirect subsidiary of the Company acquired in December 1998 in connection with the Eastern Merger, thirteen other corporations and seven individuals in the Southern District of New York. In September 1997 nineteen of the defendants entered guilty pleas and collectively agreed to pay $17,000,000 in restitution to the IRS and Westchester County, fines and civil forfeitures. All-Waste pled guilty to mail fraud, which arose out of an alleged bid-rigging scheme for the Town of New Windsor, paid an $85,000 fine and was sentenced to a five year probation period. The probation period was terminated upon the closing of the sale of All-Waste to Eastern in June 1998.

     In March 1999, the Company was notified that All-Waste and two other indirect subsidiaries acquired in the Eastern Merger as well as a current employee of the Company were suspended from future contracting with any agency in the executive branch of the U.S. Government pending proceedings. The suspension and potential debarment are based on the September 1997 conviction of All-Waste and activities that occurred prior to ownership of the entities by Eastern. The Company is attempting to remove the three entities from the suspension and proposed debarment list. The Company believes that the ultimate outcome of this matter will not have a material adverse effect on the Company's consolidated financial statements.

     In February 1999, a San Bernardino County, California grand jury returned an amended felony indictment against the Company, certain of its subsidiaries and their current or former employees, and a County employee. The proceeding is based on events that allegedly occurred prior to the WM Holdings Merger in connection with a WM Holdings landfill development project. The indictment includes allegations that certain of the defendants engaged in conduct involving fraud, wiretapping, theft of a trade secret and manipulation of computer data, and that they engaged in a conspiracy to do so. If convicted, the most serious of the available sanctions against the corporate defendants would include substantial fines and forfeitures. The Company believes that meritorious defenses exist to each of the allegations, and the defendants are vigorously contesting them. The Company believes that the ultimate outcome of this matter will not have a material adverse effect on the Company's consolidated financial statements.

     The Company has brought suit against a substantial number of insurance carriers in an action entitled Waste Management, Inc. et al. v. The Admiral Insurance Company, et al. pending in the Superior Court in Hudson County, New Jersey. In this action the Company is seeking a declaratory judgment that environmental liabilities asserted against the Company or its subsidiaries, or that may be asserted in the future, are covered by insurance policies purchased by the Company or its subsidiaries. The Company is also seeking to recover defense costs and other damages incurred as a result of the assertion of environmental liabilities against the Company or its subsidiaries for events occurring over at least the last 25 years at approximately 140 sites and the defendant insurance carriers' denial of coverage of such liabilities. While the Company has

                             WASTE MANAGEMENT, INC.

reached settlements with some of the carriers, the remaining defendants have denied liability to the Company and have asserted various defenses, including that environmental liabilities of the type for which the Company is seeking relief are not risks covered by the insurance policies in question. The remaining defendants are contesting these claims vigorously. Discovery is nearly complete as to the 12 sites in the first phase of the case and discovery is expected to continue for several years as to the remaining sites. Currently, trial dates have not been set. The Company is unable at this time to predict the outcome of this proceeding. No amounts have been recognized in the Company's consolidated financial statements for potential recoveries. See Note 6.

     Several purported class action lawsuits and one purported derivative lawsuit seeking injunctive relief and unspecified money damages were filed in the Chancery Court in and for New Castle County, Delaware against the Company, WTI, and individual directors of WTI in connection with the June 20, 1997, proposal by WM Holdings to acquire all of the shares of WTI common stock which WM Holdings did not own. WM Holdings subsequently consummated a merger in which WTI's stockholders received $16.50 in cash per share of WTI's common stock. The lawsuits, which have since been consolidated into a single action, allege, among other things, that the defendants breached fiduciary duties to WTI's minority stockholders because the merger consideration contemplated by the proposal was inadequate and unfair. The Company believes that the defendants' actions in connection with the proposal were in accordance with Delaware law and, on that basis, has agreed to a settlement providing for the dismissal of all of the lawsuits against all defendants. The settlement agreement with the plaintiffs is subject to various conditions, including notice to the putative class and approval by the Court after a hearing.

     The Company and certain of its subsidiaries are also currently involved in other civil litigation and governmental proceedings relating to the conduct of their business. While the outcome of any particular lawsuit or governmental investigation cannot be predicted with certainty, the Company believes that these matters will not have a material adverse effect on its consolidated financial statements.

     Tax Matters -- During the first quarter of 1995, WMI Sellbergs AB, a Swedish subsidiary, received an assessment from the Swedish Tax Authority of approximately 417,000,000 Krona (approximately $52,000,000) plus interest from the date of the assessment, relating to a transaction completed in 1990. On November 4, 1998, the County Court of the County of Stockholm ruled in favor of WMI Sellbergs AB. However, the Swedish Tax Authority has appealed that decision. The Company believes that all appropriate tax returns and disclosures were properly filed at the time of the transaction and intends to vigorously contest the appeal.

     Insurance -- The Company carries a broad range of insurance coverages, which management considers prudent for the protection of the Company's assets and operations. Some of these coverages are subject to varying retentions of risk by the Company. The casualty policies provide for $2,000,000 per occurrence coverage for primary commercial general liability and $1,000,000 per accident coverage primary automobile liability (including coverage for pollution exposure arising out of trucking operations) supported by $400,000,000 in umbrella insurance protection. The property policy provides insurance coverage for all of the Company's real and personal property on a replacement cost basis, including California earthquake perils. The Company also carries $200,000,000 in aircraft liability protection.

     The Company maintains workers' compensation insurance in accordance with laws of the various states and countries in which it has employees. The Company also currently has an environmental impairment liability ("EIL") insurance policy for certain of its landfills, transfer stations, and recycling facilities that provides coverage for property damages and/or bodily injuries to third parties caused by off-site pollution emanating from such landfills, transfer stations, or recycling facilities. At December 31, 1998, this policy provides $10,000,000 of coverage per loss with a $20,000,000 aggregate limit.

     Through the date of the WM Holdings Merger, certain of WM Holdings' auto, general liability, environmental impairment liability, and workers' compensation risks were self-insured up to $5,000,000 per

                             WASTE MANAGEMENT, INC.

accident. For such programs, a provision was made in each accounting period for estimated losses, including losses incurred but not reported, and the related reserves are adjusted as additional claim information becomes available. Claim reserves are discounted at 5.5% and 6% at December 31, 1998 and 1997, respectively. The self-insurance reserve included in the accompanying consolidated balance sheets is $277,400,000 and $226,700,000 at December 31, 1998 and 1997, respectively.

     To date, the Company has not experienced any difficulty in obtaining insurance. However, if the Company in the future is unable to obtain adequate insurance, or decides to operate without insurance, a partially or completely uninsured claim against the Company, if successful and of sufficient magnitude, could have a material adverse effect on the Company's financial condition, results of operations or cash flows. Additionally, continued availability of casualty and EIL insurance with sufficient limits at acceptable terms is an important aspect of obtaining revenue-producing waste service contracts.

18. ASSETS AND OPERATIONS HELD FOR SALE

  Assets Held for Sale

     The Company is disposing of certain assets to comply with governmental orders related to the WM Holdings Merger and Eastern Merger and certain other assets as a result of implementing the business strategy related to the WM Holdings Merger. These businesses' results of operations are fully included in revenues and expenses in the accompanying statements of operations, and generated third party operating revenues of approximately $372,596,000 and earnings before interest and taxes of approximately $20,600,000 in 1998. In addition, as a result of the WM Holdings Merger, various real estate became duplicative and surplus, and will be sold. As discussed in Notes 3 and 14, the Company has recorded charges to write down these assets to fair value, less costs to sell. These charges are based on estimates and certain contingencies that could materially differ from actual results and resolution of any such contingencies.

  Operations Held for Sale

     In the fourth quarter of 1995, the Company approved a plan to sell or otherwise discontinue the process engineering, construction, specialty contracting and similar lines of business of Rust International, Inc. ("Rust"), a subsidiary owned 60% by WM Holdings and 40% by WTI. At December 31, 1996, management also classified as discontinued and planned to sell Rust's domestic environmental and infrastructure engineering and consulting business and Chemical Waste Management, Inc.'s ("CWM") high organic waste fuel blending services business. Also, WTI classified certain of its water process systems and equipment manufacturing businesses (sold in 1996) and its water and wastewater facility operations and privatization business (sold in 1997) as discontinued businesses in 1996. Operating revenues from the discontinued business were $84,800,000 in 1997, and $734,500,000 in 1996. Results of their operations in 1997 were included in the reserve for loss on disposition provided previously, and such results were not material.

     In 1997, management reclassified the CWM business back into continuing operations, and classified certain of its sites as operations held for sale. The Rust dispositions were not completed within one year, and accordingly, this business was reclassified back into continuing operations held for sale, at December 31, 1997, though management continued its efforts to market these businesses. Because these business were reclassified to continuing operations, the remaining provision for loss on disposal ($95,000,000 after tax -- $87,000,000 related to Rust and $8,000,000 related to CWM) was reversed in discontinued operations and an impairment loss for Rust of $122,200,000 was recorded in continuing operations in the fourth quarter of 1997. Prior year financial statements were restated. The majority of these assets were sold during the second and third quarters of 1998, respectively, for amounts approximately equal to their recorded net book values. Information

                             WASTE MANAGEMENT, INC.

regarding the businesses presented in the consolidated statement of operations as net assets of continuing operations held for sale is as follows (in thousands):

                                                  YEARS ENDED DECEMBER 31,
                                               ------------------------------
                                                 1998       1997       1996
                                               --------   --------   --------
Operating revenues...........................  $238,108   $350,400   $361,500
Income (loss) before tax after minority
  interest...................................      (151)    (9,930)       315
Net income (loss)............................      (376)    (6,700)       100

     The remaining assets and liabilities of these businesses were not material at December 31, 1998. At December 31, 1997, related amounts are included in net assets of continuing operations held for sale (long-term) in the accompanying consolidated balance sheets, and consists of the following (including 73,300,000 of surplus real estate) (in thousands):

Current assets..........................................   $ 118,600
Land, property and equipment and other noncurrent
  assets................................................     238,000
Current liabilities.....................................     (41,000)
Noncurrent liabilities..................................    (161,216)
                                                           ---------
Net assets of continuing operations held for sale.......   $ 154,384
                                                           =========

19. SELECTED QUARTERLY FINANCIAL DATA, UNAUDITED

     The following table summarizes the unaudited consolidated quarterly results of operations for 1998 and 1997 (in thousands, except per share amounts):

                                         FIRST        SECOND       THIRD        FOURTH
                                        QUARTER      QUARTER      QUARTER      QUARTER
                                       ----------   ----------   ----------   ----------
1998
  Operating revenues.................  $2,969,433   $3,250,731   $3,244,201   $3,239,104
  Operating income(loss).............     452,248      569,247   (1,545,744)     363,860
  Income (loss) from continuing
     operations......................     181,416      246,770   (1,258,473)      63,485
  Net income (loss)..................     181,416      242,870   (1,258,473)      63,485
  Earnings (loss) from continuing
     operations per common share:
     Basic...........................        0.32         0.43        (2.11)        0.11
     Diluted.........................        0.31         0.42        (2.11)        0.10
  Earnings (loss) per common share:
     Basic...........................        0.32         0.42        (2.11)        0.11
     Diluted.........................        0.31         0.41        (2.11)        0.10
1997
  Operating revenues.................  $2,699,541   $3,031,015   $3,154,383   $3,087,559
  Operating income(loss).............     337,229      471,707      284,836   (1,327,681)
  Income (loss) from continuing
     operations......................     170,419      137,117       56,511   (1,389,885)
  Net income (loss)..................     171,066      144,678       50,422   (1,305,061)
  Earnings (loss) from continuing
     operations per common share:
     Basic...........................        0.31         0.25         0.10        (2.50)
     Diluted.........................        0.30         0.24         0.10        (2.50)
  Earnings (loss) per common share:
     Basic...........................        0.31         0.26         0.09        (2.34)
     Diluted.........................        0.30         0.25         0.09        (2.34)

                             WASTE MANAGEMENT, INC.

     Basic and diluted earnings per common share for each of the quarters presented above is based on the respective weighted average number of common and dilutive potential common shares outstanding for each period and the sum of the quarters may not necessarily be equal to the full year basic and diluted earnings per common share amounts.

     Amounts presented above are restated for certain pooling of interests transactions as discussed in Note 3, and are different from amounts originally reported. The results of operations for 1998 and 1997 include certain charges for merger costs, asset impairments and unusual items, as disclosed in Notes 3 and 14. In 1998, such charges were $7,602,000, $7,361,000, $2,231,116,000, and
$425,229,000 in the first, second, third, and fourth quarters, respectively. Such items charged to expense in the first, second, third and fourth quarters of 1997 were $27,660,000, $52,922,000, $158,113,000 and $1,645,198,000,
respectively.

20. SUBSEQUENT EVENTS

     On March 4, 1996, the Company issued $115.0 million of 5% convertible subordinated debentures, due on March 1, 2006. In March 1999, these debentures were called for redemption by the Company and subsequently converted into equity by the debenture holders. Approximately 4.0 million shares of the Company's common stock were issued upon such conversions. If the subordinated debenture conversion occurred on January 1, 1998, diluted earnings per share would have been increased by $0.01 for 1998.

     On June 5, 1996, the Company issued $150.0 million of 4 1/2% convertible subordinated notes, due June 1, 2001. In June 1999, these debentures were called for redemption by the Company and subsequently converted into equity by the debenture holders. Approximately 4.9 million shares of the Company's common stock were issued upon such conversions. If the subordinated debenture conversion occurred on January 1, 1998, diluted earnings per share would have been increased by $0.02 for 1998.

     On May 21, 1999, the Company completed a private placement of $1.15 billion of its senior notes. The Company issued $200.0 million of 6% senior notes, due 2001; $200.0 million of 6 1/2% senior notes due 2004; $500.0 million of 6 7/8% senior notes due 2009; and $250.0 million of 7 3/8% senior notes due 2029. The senior notes constitute senior and unsecured obligations of the Company ranking equal in right of payment with all other senior and unsecured obligations of the Company, as defined in the indenture. The 6% senior notes are not redeemable by the Company. The 6 1/2% senior notes, the 6 7/8% senior notes, and 7 3/8% senior notes are redeemable, in whole or in part, at the option of the Company at any time, or from time to time, at a redemption price defined in the indenture. Interest is payable semi-annually on May 15 and November 15. All proceeds from the private placement notes were used to repay outstanding debt under the Credit Facility and to reduce the amount of commercial paper outstanding.

     On July 6, 1999, the Company announced that it had lowered its expected earnings per share for the three-month period ended June 30, 1999. On July 29, 1999, the Company announced a further reduction in its expected earnings for that period. On August 3, 1999, the Company announced that its reported operating income for the three-month period ended March 31, 1999 may have included certain non-recurring pretax income items. Between July 8, 1999 and August 4, 1999, several lawsuits that purport to be based on one or more of these announcements have been filed against the Company and certain of its officers and directors in the United States District Court for the Southern District of Texas. Taken, together, the plaintiffs in these lawsuits purport to assert claims on behalf of a class of purchasers of the Company's common stock between June 10, 1998 and August 2, 1999. Among other things, the plaintiffs allege that the Company and certain of its officers and directors (i) made knowingly false earnings projections for the three months ended June 30, 1999 and (ii) failed to adequately disclose facts relating to its earnings projections that the plaintiffs allege would have been material to purchasers of the Company's common stock. The plaintiffs also claim that certain of the Company's officers and directors sold common stock at prices known to be inflated by the alleged material misstatements and omissions. The plaintiffs in these actions seek damages with interest, costs and such other relief as the respective courts deem proper.

                             WASTE MANAGEMENT, INC.

     In addition, two of the Company's shareholders have filed lawsuits against certain officers and directors of the Company in connection with the events surrounding the Company's second quarter 1999 earnings projections and July 6, 1999 earnings announcement. These lawsuits were filed in the Court of Chancery of the State of Delaware on July 16, 1999 and in the United States District Court for the Southern District of Texas on July 27, 1999. The plaintiffs in these actions purport to allege derivative claims on behalf of the Company against these individuals for alleged breaches of fiduciary duty resulting from these alleged stock sales during the three-month period ended June 30, 1999 and/or their oversight of the Company's affairs. The lawsuits name Waste Management, Inc. as a nominal defendant and seek compensatory and punitive damages with interest, equitable and/or injunctive relief, costs and such other relief as the respective courts deem proper.

     The Company has also received a letter from participants in the Company's Employee Stock Purchase Plan who allegedly purchased the Company's common stock on June 30, 1999. The letter demands that the Administrative Committee of the Plan bring an action against the Company and certain selling officers and directors for losses allegedly sustained by the participants in their stock purchases. These Plan participants have indicated in the letter that, absent action by the Plan, they intend to sue the Company and the directors and officers on behalf of the Plan and its participants.

     In addition, the United States Securities and Exchange Commission ("SEC") has notified the Company of an informal inquiry into the period ended June 30, 1999, as well as certain sales of the Company's common stock that preceded the Company's July 6, 1999 earnings announcement.

     The New York Stock Exchange has notified the Company that its Market Trading Analysis Department is reviewing transactions in the stock of the Company prior to the July 6, 1999 earnings forecast announcement.

     The Company is conducting a thorough investigation of each of the allegations that have been made in connection with the Company's second quarter 1999 earnings communications. As part of this investigation, the Company's Board of Directors has authorized a review of the allegations that have been made against certain of the Company's officers and directors. Roderick M. Hills, the former chairman of the SEC and chairman of the Company's audit committee, is directing the review.

     The Company has received a Civil Investigative Demand ("CID") from the Antitrust Division of the United States Department of Justice inquiring into the Company's non-hazardous solid waste operations in the State of Massachusetts. The CID purports to have been issued for the purpose of determining whether the Company has engaged in monopolization, illegal contracts in restraint of trade, or anticompetitive acquisitions of disposal and/or hauling assets. The CID requires the Company to provide the Department of Justice with certain documents to assist it in its inquiry.

     On July 16, 1999, a lawsuit was filed against the Company in the Circuit Court for Sumter County in the State of Alabama. The plaintiff in the lawsuit purports to allege on behalf of a class of similarly situated persons that the Company has deprived the class of lump sum payments of pension plan benefits allegedly promised to be paid in connection with termination of the WM Holdings defined benefit pension plan. On behalf of the purported class, the plaintiff seeks compensatory and punitive damages, costs, restitution with interest, and such other relief as the Court deems proper.

     It is not possible at this time to predict the impact that the above lawsuits may have on WM Holdings or the Company, nor is it possible to predict whether any other suits or claims may arise out of these matters in the future. However, it is reasonably possible that the outcome of any present or future litigation may have a material adverse impact on their respective financial conditions or results of operations in one or more future periods. The Company and WM Holdings intend to defend themselves vigorously in all the above matters.

     An Executive Committee of the Board of Directors of the Company has been formed consisting of Ralph V. Whitworth, Roderick M. Hills and Jerome P. York. The Board of Directors has appointed Mr. Whitworth, a managing member of Relational Investors LLC, as Chairman of the Executive Committee.

                             WASTE MANAGEMENT, INC.

     Rodney R. Proto has relinquished his position as the Company's President and Chief Operating Officer and as a member of the Board of Directors. Earl E. DeFrates has resigned as Chief Financial Officer and John E. Drury has stepped aside as Chairman and Chief Executive Officer, but remains a member of the Board of Directors. Gregory T. Sangalis has resigned as the Company's General Counsel.

     The Company's Board of Directors has appointed Ralph V. Whitworth its Chairman. Additionally, Donald R. Chappel has been appointed as Chief Financial Officer and Executive Vice President. Mr. Chappel was previously the Vice President and acting Chief Financial Officer of Waste Management Holdings from October 1997 until its merger with the Company in July 1998 and also served as our Senior Vice President -- Operations and Administration from July 1998 through April 1999.

     The Company has initiated a search for a new Chief Executive Officer and General Counsel. Pending the conclusion of this search, the Company's Board of Directors has appointed Robert S. Miller as the Company's Chief Executive Officer and President. Mr. Miller served as Chairman of the Board of the Company from July 1998 until May 1999 and was a director of WM Holdings from October 1997 to July 1998. Mr. Miller serves as Vice-Chairman of Morrison Knudsen Corporation, an engineering and construction firm. He also served as Chief Executive Officer of Federal-Mogul Corporation from September until November 1996 and as Chairman of Morrison Knudsen Corporation from April 1995 until September 1996. In addition, since 1993 he has served as Vice President and treasurer of Moore Mill and Lumber, a privately held forest product firm, and from 1992 to 1993, he served as Senior Partner of James D. Wolfensohn, Inc., an investment banking firm. From 1979 to 1992, Mr. Miller was with Chrysler Corporation ("Chrysler"), an automobile and truck manufacturing firm, rising to become Vice-Chairman of the Board after serving as Chrysler's Chief Financial Officer. Mr. Miller is a director of Federal-Mogul Corporation, Morrison Knudsen Corporation, Pope & Talbot, Inc., and Symantec Corporation.

     The Board of Directors has initiated a strategic initiative aimed at increasing shareholder value. The Company has engaged Chase Securities, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation as financial advisors to assist the Company in this matter. The plan calls for disposition of some or all of the Company's International assets, a substantial majority of the Company's non-core assets, and certain non-strategic North American solid waste assets that account for 10% of the Company's operating revenues in that sector. The Company intends immediately to initiate the disposition of these assets, and plans to substantially complete these asset sales in the next 12 months, although there can be no assurance that these dispositions will be in the time frame contemplated. The Company expects to use the proceeds of these asset dispositions as they are realized to repay debt, repurchase shares and pursue tuck-in acquisitions.

     On September 14, 1999, the Company announced the declaration of an annual cash dividend of $0.01 per share payable October 19, 1999 to stockholders of record on September 30, 1999.

21. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

  Condensed Consolidating Financial Statements

     WM Holdings ("Guarantor"), a wholly-owned subsidiary of Waste Management, Inc. ("Parent"), has fully and unconditionally guaranteed all of the senior indebtedness of the Parent, as well as the Parent's 4% convertible subordinated notes due 2002. The Parent has fully and unconditionally guaranteed all of the senior indebtedness of WM Holdings, as well as WMH's 5.75% convertible subordinated debentures due 2005. However, none of the Company's nor WM Holdings's debt is guaranteed by any of the Parent's indirect subsidiaries or WM Holdings' subsidiaries ("Non-Guarantor"). Accordingly, the following condensed consolidating balance sheet as of June 30, 1999 (unaudited) and December 31, 1998 and 1997, and the related condensed consolidating statements of income for the three and six months ended June 30, 1999 and 1998 (unaudited) and the years ended December 31, 1998, 1997, and 1996, along with the related cash flows have been provided (in thousands). Notes 1-20 should be read in conjunction with the Condensed Consolidating Financial Statements.

                             WASTE MANAGEMENT, INC.

                     CONDENSED CONSOLIDATING BALANCE SHEET
                                  (UNAUDITED)
                                 JUNE 30, 1999

                                     ASSETS

                                      PARENT      GUARANTOR    NON-GUARANTOR   ELIMINATIONS   CONSOLIDATION
                                    -----------   ----------   -------------   ------------   -------------
Current assets:
  Cash and cash equivalents.......  $    17,839   $   (1,716)  $     64,876    $        --     $    80,999
  Other current assets............           --        8,220      3,417,039             --       3,425,259
                                    -----------   ----------   ------------    -----------     -----------
                                         17,839        6,504      3,481,915             --       3,506,258
                                    -----------   ----------   ------------    -----------     -----------
Property and equipment, net.......           --           --     11,854,311             --      11,854,311
Intercompany and investment in
  subsidiaries....................   11,939,089    6,792,624    (12,824,157)    (5,907,556)             --
Other assets......................       17,892       11,041      7,602,171             --       7,631,104
                                    -----------   ----------   ------------    -----------     -----------
         Total assets.............  $11,974,820   $6,810,169   $ 10,114,240    $(5,907,556)    $22,991,673
                                    ===========   ==========   ============    ===========     ===========

                                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term
    debt..........................  $        --   $  199,989   $    169,603    $        --     $   369,592
  Accounts payable and other
    accrued liabilities...........       90,210      227,677      3,140,580             --       3,458,467
                                    -----------   ----------   ------------    -----------     -----------
                                         90,210      427,666      3,310,183             --       3,828,059
                                    -----------   ----------   ------------    -----------     -----------
Long-term debt....................    5,459,631    3,787,475      1,685,278             --      10,932,384
Other liabilities.................           --           --      2,614,350             --       2,614,350
                                    -----------   ----------   ------------    -----------     -----------
Minority interest.................           --           --        140,948             --         140,948
Stockholders' equity..............    6,424,979    2,595,028      2,363,481     (5,907,556)      5,475,932
                                    -----------   ----------   ------------    -----------     -----------
         Total liabilities and
           stockholders' equity...  $11,974,820   $6,810,169   $ 10,114,240    $(5,907,556)    $22,991,673
                                    ===========   ==========   ============    ===========     ===========

                             WASTE MANAGEMENT, INC.

                     CONDENSED CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1998

                                     ASSETS

                                      PARENT      GUARANTOR    NON-GUARANTOR   ELIMINATIONS   CONSOLIDATION
                                    -----------   ----------   -------------   ------------   -------------
Current assets:
  Cash and cash equivalents.......  $    27,726   $  (48,578)  $    107,725    $        --     $    86,873
  Other current assets............           --        8,220      3,786,304             --       3,794,524
                                    -----------   ----------   ------------    -----------     -----------
                                         27,726      (40,358)     3,894,029             --       3,881,397
                                    -----------   ----------   ------------    -----------     -----------
Property and equipment, net.......           --           --     11,637,739             --      11,637,739
Intercompany and investment in
  subsidiaries....................   10,373,056    6,271,497    (12,371,573)    (4,272,980)             --
Other assets......................       21,071       14,797      7,160,194             --       7,196,062
                                    -----------   ----------   ------------    -----------     -----------
         Total assets.............  $10,421,853   $6,245,936   $ 10,320,389    $(4,272,980)    $22,715,198
                                    ===========   ==========   ============    ===========     ===========

                                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term
    debt..........................  $        --   $  350,000   $    233,742    $        --     $   583,742
  Accounts payable and other
    accrued liabilities...........       63,547      231,529      3,414,848             --       3,709,924
                                    -----------   ----------   ------------    -----------     -----------
                                         63,547      581,529      3,648,590             --       4,293,666
                                    -----------   ----------   ------------    -----------     -----------
Long-term debt....................    5,197,013    3,786,935      2,130,252             --      11,114,200
Other liabilities.................           --           --      2,822,760             --       2,822,760
                                    -----------   ----------   ------------    -----------     -----------
Minority interest.................           --           --        112,076             --         112,076
Stockholders' equity..............    5,161,293    1,877,472      1,606,711     (4,272,980)      4,372,496
                                    -----------   ----------   ------------    -----------     -----------
         Total liabilities and
           stockholders' equity...  $10,421,853   $6,245,936   $ 10,320,389    $(4,272,980)    $22,715,198
                                    ===========   ==========   ============    ===========     ===========

                             WASTE MANAGEMENT, INC.

                     CONDENSED CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1997

                                     ASSETS

                                     PARENT     GUARANTOR    NON-GUARANTOR   ELIMINATIONS   CONSOLIDATION
                                   ----------   ----------   -------------   ------------   -------------
Current assets:
  Cash and cash equivalents......  $   14,630   $   42,630    $   132,682    $        --     $   189,942
  Other current assets...........          --       32,139      2,614,595             --       2,646,734
                                   ----------   ----------    -----------    -----------     -----------
                                       14,630       74,769      2,747,277             --       2,836,676
                                   ----------   ----------    -----------    -----------     -----------
Property and equipment, net......          --           --     11,188,530             --      11,188,530
Intercompany and investment in
  subsidiaries...................   6,496,101    6,752,786     (8,760,626)    (4,488,261)             --
Other assets.....................      14,396       16,554      6,100,268             --       6,131,218
                                   ----------   ----------    -----------    -----------     -----------
         Total assets............  $6,525,127   $6,844,109    $11,275,449    $(4,488,261)    $20,156,424
                                   ==========   ==========    ===========    ===========     ===========


                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current maturities of long-term
    debt.........................  $       --   $  450,000    $ 1,148,012    $        --     $ 1,598,012
  Accounts payable and other
    accrued liabilities..........      20,389      128,436      3,057,117             --       3,205,942
                                   ----------   ----------    -----------    -----------     -----------
                                       20,389      578,436      4,205,129             --       4,803,954
                                   ----------   ----------    -----------    -----------     -----------
Long-term debt...................   2,056,140    4,489,765      1,336,044             --       7,881,949
Other liabilities................          --           --      2,504,911             --       2,504,911
                                   ----------   ----------    -----------    -----------     -----------
Minority interest................          --           --      1,110,681             --       1,110,681
Stockholders' equity.............   4,448,598    1,775,908      2,118,684     (4,488,261)      3,854,929
                                   ----------   ----------    -----------    -----------     -----------
         Total liabilities and
           stockholders'
           equity................  $6,525,127   $6,844,109    $11,275,449    $(4,488,261)    $20,156,424
                                   ==========   ==========    ===========    ===========     ===========

                             WASTE MANAGEMENT, INC.

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 1999

                                       PARENT     GUARANTOR   NON-GUARANTOR   ELIMINATIONS   CONSOLIDATION
                                      ---------   ---------   -------------   ------------   -------------
Operating revenues..................  $      --   $      --    $6,405,210     $        --     $6,405,210
Costs and expenses..................         --          --     4,929,628              --      4,929,628
                                      ---------   ---------    ----------     -----------     ----------
Income from operations..............         --          --     1,475,582              --      1,475,582
                                      ---------   ---------    ----------     -----------     ----------
Other income (expense):
  Interest income (expense), net....   (174,144)   (139,194)      (39,249)             --       (352,587)
  Equity in subsidiaries, net of
    taxes...........................    773,790     860,786            --      (1,634,576)            --
  Minority interest.................         --          --       (13,009)             --        (13,009)
  Other, net........................         --          --        30,578              --         30,578
                                      ---------   ---------    ----------     -----------     ----------
Income from continuing operations
  before income taxes...............    599,646     721,592     1,453,902      (1,634,576)     1,140,564
Provision for (benefit from) income
  taxes.............................    (65,304)    (52,198)      593,116              --        475,614
                                      ---------   ---------    ----------     -----------     ----------
Net income..........................  $ 664,950   $ 773,790    $  860,786     $(1,634,576)    $  664,950
                                      =========   =========    ==========     ===========     ==========

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                        THREE MONTHS ENDED JUNE 30, 1999

                                       PARENT     GUARANTOR   NON-GUARANTOR   ELIMINATIONS   CONSOLIDATION
                                      ---------   ---------   -------------   ------------   -------------
Operating revenues..................  $      --   $      --    $3,334,575     $        --     $3,334,575
Costs and expenses..................         --          --     2,619,091              --      2,619,091
                                      ---------   ---------    ----------     -----------     ----------
Income from operations..............         --          --       715,484              --        715,484
                                      ---------   ---------    ----------     -----------     ----------
Other income (expense):
  Interest income (expense), net....    (89,061)    (67,031)      (23,156)             --       (179,248)
  Equity in subsidiaries, net of
    taxes...........................    373,925     415,819            --        (789,744)            --
  Minority interest.................         --          --        (6,547)             --         (6,547)
  Other, net........................         --          --        16,215              --         16,215
                                      ---------   ---------    ----------     -----------     ----------
Income from continuing operations
  before income taxes...............    284,864     348,788       701,996        (789,744)       545,904
Provision for (benefit from) income
  taxes.............................    (33,398)    (25,137)      286,177              --        227,642
                                      ---------   ---------    ----------     -----------     ----------
Net income..........................  $ 318,262   $ 373,925    $  415,819     $  (789,744)    $  318,262
                                      =========   =========    ==========     ===========     ==========

                             WASTE MANAGEMENT, INC.

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 1998

                                          PARENT    GUARANTOR   NON-GUARANTOR   ELIMINATIONS   CONSOLIDATION
                                         --------   ---------   -------------   ------------   -------------
Operating revenues.....................  $     --   $      --    $6,220,164     $        --     $6,220,164
Costs and expenses.....................        --          --     5,198,669              --      5,198,669
                                         --------   ---------    ----------     -----------     ----------
Income from operations.................        --          --     1,021,495              --      1,021,495
                                         --------   ---------    ----------     -----------     ----------
Other income (expense):
  Interest income (expense), net.......   (92,863)   (165,515)      (56,203)             --       (314,581)
  Equity in subsidiaries, net of
    taxes..............................   482,325     585,772            --      (1,068,097)            --
  Minority interest....................        --          --       (38,166)             --        (38,166)
  Other, net...........................        --          --       110,432              --        110,432
                                         --------   ---------    ----------     -----------     ----------
Income from continuing operations
  before income taxes..................   389,462     420,257     1,037,558      (1,068,097)       779,180
Provision for (benefit from) income
  taxes................................   (34,824)    (62,068)      447,886              --        350,994
                                         --------   ---------    ----------     -----------     ----------
Income from operations.................   424,286     482,325       589,672      (1,068,097)       428,186
Extraordinary item.....................        --          --        (3,900)             --         (3,900)
                                         --------   ---------    ----------     -----------     ----------
Net income.............................  $424,286   $ 482,325    $  585,772     $(1,068,097)    $  424,286
                                         ========   =========    ==========     ===========     ==========

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                        THREE MONTHS ENDED JUNE 30, 1998

                                          PARENT    GUARANTOR   NON-GUARANTOR   ELIMINATIONS   CONSOLIDATION
                                         --------   ---------   -------------   ------------   -------------
Operating revenues.....................  $     --   $      --    $3,250,731     $        --     $3,250,731
Costs and expenses.....................        --          --     2,681,484              --      2,681,484
                                         --------   ---------    ----------     -----------     ----------
Income from operations.................        --          --       569,247              --        569,247
                                         --------   ---------    ----------     -----------     ----------
Other income (expense):
  Interest income (expense), net.......   (56,712)    (80,314)      (28,206)             --       (165,232)
  Equity in subsidiaries, net of
    taxes..............................   278,315     328,511            --        (606,826)            --
  Minority interest....................        --          --       (12,864)             --        (12,864)
  Other, net...........................        --          --        40,058              --         40,058
                                         --------   ---------    ----------     -----------     ----------
Income from continuing operations
  before income taxes..................   221,603     248,197       568,235        (606,826)       431,209
Provision for (benefit from) income
  taxes................................   (21,267)    (30,118)      235,824              --        184,439
                                         --------   ---------    ----------     -----------     ----------
Income from operations.................   242,870     278,315       332,411        (606,826)       246,770
Extraordinary item.....................        --          --        (3,900)             --         (3,900)
                                         --------   ---------    ----------     -----------     ----------
Net income.............................  $242,870   $ 278,315    $  328,511     $  (606,826)    $  242,870
                                         ========   =========    ==========     ===========     ==========

                             WASTE MANAGEMENT, INC.

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998

                                      PARENT     GUARANTOR   NON-GUARANTOR   ELIMINATIONS   CONSOLIDATION
                                     ---------   ---------   -------------   ------------   -------------
Operating revenues................   $      --   $      --    $12,703,469     $       --     $12,703,469
Costs and expenses................          --          --     12,863,858             --      12,863,858
                                     ---------   ---------    -----------     ----------     -----------
Loss from operations..............          --          --       (160,389)            --        (160,389)
                                     ---------   ---------    -----------     ----------     -----------
Other income (expense):
  Interest income (expense),
    net...........................    (230,925)   (307,591)      (116,112)            --        (654,628)
  Equity in subsidiaries, net of
    taxes.........................    (626,374)   (434,130)            --      1,060,504              --
  Minority interest...............          --          --        (24,254)            --         (24,254)
  Other, net......................          --          --        139,392             --         139,392
                                     ---------   ---------    -----------     ----------     -----------
Loss from continuing operations
  before income taxes.............    (857,299)   (741,721)      (161,363)     1,060,504        (699,879)
Provision for (benefit from)
  income taxes....................     (86,597)   (115,347)       268,867             --          66,923
                                     ---------   ---------    -----------     ----------     -----------
Loss from operations..............    (770,702)   (626,374)      (430,230)     1,060,504        (766,802)
Extraordinary item................          --          --         (3,900)            --          (3,900)
                                     ---------   ---------    -----------     ----------     -----------
Net loss..........................   $(770,702)  $(626,374)   $  (434,130)    $1,060,504     $  (770,702)
                                     =========   =========    ===========     ==========     ===========

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

                                     PARENT      GUARANTOR    NON-GUARANTOR   ELIMINATIONS   CONSOLIDATION
                                    ---------   -----------   -------------   ------------   -------------
Operating revenues................  $      --   $        --    $11,972,498     $       --     $11,972,498
Costs and expenses................         --            --     12,206,407             --      12,206,407
                                    ---------   -----------    -----------     ----------     -----------
Loss from operations..............         --            --       (233,909)            --        (233,909)
                                    ---------   -----------    -----------     ----------     -----------
Other income (expense):
  Interest income (expense),
    net...........................    (74,073)     (319,202)      (117,087)            --        (510,362)
  Equity in subsidiaries, net of
    taxes.........................   (892,599)     (693,098)            --      1,585,697              --
  Minority interest...............         --            --        (45,442)            --         (45,442)
  Other, net......................         --            --        127,216             --         127,216
                                    ---------   -----------    -----------     ----------     -----------
Loss from continuing operations
  before income taxes.............   (966,672)   (1,012,300)      (269,222)     1,585,697        (662,497)
Provision for (benefit from)
  income taxes....................    (27,777)     (119,701)       510,819             --         363,341
                                    ---------   -----------    -----------     ----------     -----------
Loss from operations..............   (938,895)     (892,599)      (780,041)     1,585,697      (1,025,838)
Discontinued operations...........         --            --         95,688             --          95,688
Extraordinary item................         --            --         (6,809)            --          (6,809)
Cumulative effect of change in
  accounting principal, net of
  taxes...........................         --            --         (1,936)            --          (1,936)
                                    ---------   -----------    -----------     ----------     -----------
Net loss..........................  $(938,895)  $  (892,599)   $  (693,098)    $1,585,697     $  (938,895)
                                    =========   ===========    ===========     ==========     ===========

                             WASTE MANAGEMENT, INC.

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996

                                        PARENT       GUARANTOR    NON-GUARANTOR   ELIMINATIONS   CONSOLIDATION
                                      -----------   -----------   -------------   ------------   -------------
Operating revenues..................  $        --   $        --    $10,998,602    $        --     $10,998,602
Costs and expenses..................           --            --      9,800,989             --       9,800,989
                                      -----------   -----------    -----------    -----------     -----------
Income from operations..............           --            --      1,197,613             --       1,197,613
                                      -----------   -----------    -----------    -----------     -----------
Other income (expense):
  Interest income (expense), net....      (27,981)     (265,755)      (197,001)            --        (490,737)
  Equity in subsidiaries, net of
    taxes...........................       41,719       207,816             --       (249,535)             --
  Minority interest.................           --            --        (41,289)            --         (41,289)
  Other, net........................           --            --        108,645             --         108,645
                                      -----------   -----------    -----------    -----------     -----------
Income (loss) from continuing
  operations
  before income taxes...............       13,738       (57,939)     1,067,968       (249,535)        774,232
Provision for (benefit from)
  income taxes......................      (10,493)      (99,658)       596,851             --         486,700
                                      -----------   -----------    -----------    -----------     -----------
Income from operations..............       24,231        41,719        471,117       (249,535)        287,532
Discontinued operations.............           --            --       (263,301)            --        (263,301)
                                      -----------   -----------    -----------    -----------     -----------
Net income..........................  $    24,231   $    41,719    $   207,816    $  (249,535)    $    24,231
                                      ===========   ===========    ===========    ===========     ===========

                             WASTE MANAGEMENT, INC.

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                  (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 1999

                                         PARENT      GUARANTOR   NON-GUARANTOR   ELIMINATIONS   CONSOLIDATION
                                       -----------   ---------   -------------   ------------   -------------
Cash flows from operating activities
  Net income (loss)..................  $   664,950   $ 773,790    $   860,786    $(1,634,576)    $   664,950
  Equity in earnings of
    subsidiaries.....................     (773,790)   (860,786)            --      1,634,576              --
  Other adjustments and changes......        5,507       7,768        106,580             --         119,855
                                       -----------   ---------    -----------    -----------     -----------
Net cash provided (used in) by
  operations.........................     (103,333)    (79,228)       967,366             --         784,805
                                       -----------   ---------    -----------    -----------     -----------
Cash flows from investing activities
  Short-term investments.............           --          --         (6,273)            --          (6,273)
  Acquisitions of businesses, net of
    cash acquired....................           --          --       (644,515)            --        (644,515)
  Capital expenditures...............           --          --       (614,085)            --        (614,085)
  Proceeds from sale of assets.......           --          --        502,681             --         502,681
  Other, net.........................           --          --         11,649             --          11,649
                                       -----------   ---------    -----------    -----------     -----------
Net cash provided (used in) by
  investing activities...............           --          --       (750,543)            --        (750,543)
                                       -----------   ---------    -----------    -----------     -----------
Cash flows from financing activities
  Proceeds from issuance of long-term
    debt.............................    1,806,510          --          8,216             --       1,814,726
  Principal payments on long-term
    debt.............................   (1,501,567)   (150,139)      (370,131)            --      (2,021,837)
  Proceeds from exercise of common
    stock options and warrants.......      165,110          --             --             --         165,110
  (Increase) decrease in intercompany
    and investments, net.............     (376,607)    276,229        100,378             --              --
                                       -----------   ---------    -----------    -----------     -----------
Net cash provided (used in) by
  financing activities...............       93,446     126,090       (261,537)            --         (42,001)
                                       -----------   ---------    -----------    -----------     -----------
Effect of exchange rate changes on
  cash and cash equivalents..........           --          --          1,865             --           1,865
                                       -----------   ---------    -----------    -----------     -----------
Increase (decrease) in cash and cash
  equivalents........................       (9,887)     46,862        (42,849)            --          (5,874)
Cash and cash equivalents at
  beginning of period................       27,726     (48,578)       107,725             --          86,873
                                       -----------   ---------    -----------    -----------     -----------
Cash and cash equivalents at end of
  period.............................  $    17,839   $  (1,716)   $    64,876    $        --     $    80,999
                                       ===========   =========    ===========    ===========     ===========

                             WASTE MANAGEMENT, INC.

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                  (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 1998

                                         PARENT      GUARANTOR   NON-GUARANTOR   ELIMINATIONS   CONSOLIDATION
                                       -----------   ---------   -------------   ------------   -------------
Cash flows from operating activities
  Net income (loss)..................  $   424,286   $ 482,325    $   585,772    $(1,068,097)    $   424,286
  Equity in earnings of
    subsidiaries.....................     (482,325)   (585,772)            --      1,068,097              --
  Other adjustments and changes......        3,947     (12,674)       323,294             --         314,567
                                       -----------   ---------    -----------    -----------     -----------
Net cash provided (used in) by
  operations.........................      (54,092)   (116,121)       909,066             --         738,853
                                       -----------   ---------    -----------    -----------     -----------
Cash flows from investing activities
  Short-term investments.............           --          --         57,837             --          57,837
  Acquisitions of businesses, net of
    cash acquired....................           --          --     (1,402,532)            --      (1,402,532)
  Capital expenditures...............           --          --       (735,801)            --        (735,801)
  Proceeds from sale of assets.......           --          --        455,262             --         455,262
  Acquisition of minority
    interests........................           --          --       (876,232)            --        (876,232)
  Other, net.........................           --          --        (11,160)            --         (11,160)
                                       -----------   ---------    -----------    -----------     -----------
Net cash provided (used in) by
  investing activities...............           --          --     (2,512,626)            --      (2,512,626)
                                       -----------   ---------    -----------    -----------     -----------
Cash flows from financing activities
  Proceeds from issuance of long-term
    debt.............................    1,550,000          --      1,919,463             --       3,469,463
  Principal payments on long-term
    debt.............................     (197,000)   (586,425)    (1,594,963)            --      (2,378,388)
  Cash dividends.....................       (1,176)    (82,060)            --             --         (83,236)
  Net proceeds from issuance of
    common stock.....................      202,997          --             --             --         202,997
  Proceeds from sale of treasury
    stock............................           --     739,161             --             --         739,161
  Proceeds from exercise of common
    stock options and warrants.......       59,605          --             --             --          59,605
  (Increase) decrease in intercompany
    and investments, net.............   (1,556,332)     (9,257)     1,565,589             --              --
  Other, net.........................           --          --        (15,667)            --         (15,667)
                                       -----------   ---------    -----------    -----------     -----------
Net cash provided (used in) by
  financing activities...............       58,094      61,419      1,874,422             --       1,993,935
                                       -----------   ---------    -----------    -----------     -----------
Effect of exchange rate changes on
  cash and cash equivalents..........           --          --            (21)            --             (21)
                                       -----------   ---------    -----------    -----------     -----------
Increase (decrease) in cash and cash
  equivalents........................        4,002     (54,702)       270,841             --         220,141
Cash and cash equivalents at
  beginning of period................       14,630      42,630        132,682             --         189,942
                                       -----------   ---------    -----------    -----------     -----------
Cash and cash equivalents at end of
  period.............................  $    18,632   $ (12,072)   $   403,523    $        --     $   410,083
                                       ===========   =========    ===========    ===========     ===========

                             WASTE MANAGEMENT, INC.

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                          PARENT      GUARANTOR   NON-GUARANTOR   ELIMINATIONS   CONSOLIDATION
                                        -----------   ---------   -------------   ------------   -------------
Cash flows from operating activities
  Net income (loss)...................  $  (770,702)  $(626,374)   $  (434,130)   $ 1,060,504     $  (770,702)
  Equity in earnings of
    subsidiaries......................      626,374     434,130             --     (1,060,504)             --
  Other adjustments and changes.......       35,724     (18,848)     2,255,861             --       2,272,737
                                        -----------   ---------    -----------    -----------     -----------
Net cash provided (used in) by
  operations..........................     (108,604)   (211,092)     1,821,731             --       1,502,035
                                        -----------   ---------    -----------    -----------     -----------
Cash flows from investing activities
  Short-term investments..............           --          --         57,509             --          57,509
  Acquisitions of businesses, net of
    cash acquired.....................           --          --     (1,946,197)            --      (1,946,197)
  Capital expenditures................           --          --     (1,651,489)            --      (1,651,489)
  Proceeds from sale of assets........           --          --        621,387             --         621,387
  Acquisition of minority interests...           --          --     (1,673,168)            --      (1,673,168)
  Other, net..........................           --          --         36,821             --          36,821
                                        -----------   ---------    -----------    -----------     -----------
Net cash provided (used in) by
  investing activities................           --          --     (4,555,137)            --      (4,555,137)
                                        -----------   ---------    -----------    -----------     -----------
Cash flows from financing activities
  Proceeds from issuance of long-term
    debt..............................    4,322,318          --      2,079,579             --       6,401,897
  Principal payments on long-term
    debt..............................   (1,171,402)   (786,425)    (2,449,083)            --      (4,406,910)
  Cash dividends......................      (11,750)    (82,060)            --             --         (93,810)
  Net proceeds from issuance of common
    stock.............................      205,863          --             --             --         205,863
  Proceeds from sale of treasury
    stock.............................           --     739,161             --             --         739,161
  Proceeds from exercise of common
    stock options and warrants........      133,119          --             --             --         133,119
  (Increase) decrease in intercompany
    and investments, net..............   (3,356,448)    249,208      3,107,240             --              --
  Other, net..........................           --          --        (23,524)            --         (23,524)
                                        -----------   ---------    -----------    -----------     -----------
Net cash provided (used in) by
  financing activities................      121,700     119,884      2,714,212             --       2,955,796
                                        -----------   ---------    -----------    -----------     -----------
Effect of exchange rate changes on
  cash and cash equivalents...........           --          --         (5,763)            --          (5,763)
                                        -----------   ---------    -----------    -----------     -----------
Increase (decrease) in cash and cash
  equivalents.........................       13,096     (91,208)       (24,957)            --        (103,069)
Cash and cash equivalents at beginning
  of period...........................       14,630      42,630        132,682                        189,942
                                        -----------   ---------    -----------    -----------     -----------
Cash and cash equivalents at end of
  period..............................  $    27,726   $ (48,578)   $   107,725    $        --     $    86,873
                                        ===========   =========    ===========    ===========     ===========

                             WASTE MANAGEMENT, INC.

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                        PARENT       GUARANTOR    NON-GUARANTOR   ELIMINATIONS   CONSOLIDATION
                                      -----------   -----------   -------------   ------------   -------------
Cash flows from operating activities
  Net income (loss).................  $  (938,895)  $  (892,599)   $  (693,098)   $ 1,585,697     $  (938,895)
  Equity in earnings of
    subsidiaries....................      892,599       693,098             --     (1,585,697)             --
  Other adjustments and changes.....        8,013            55      2,996,733             --       3,004,801
                                      -----------   -----------    -----------    -----------     -----------
Net cash provided (used in) by
  operations........................      (38,283)     (199,446)     2,303,635             --       2,065,906
                                      -----------   -----------    -----------    -----------     -----------
Cash flows from investing activities
  Short-term investments............           --            --       (117,668)            --        (117,668)
  Acquisitions of businesses, net of
    cash acquired...................           --            --     (1,685,415)            --      (1,685,415)
  Capital expenditures..............           --            --     (1,332,207)            --      (1,332,207)
  Proceeds from sale of assets......           --            --      1,487,685             --       1,487,685
  Acquisition of minority
    interests.......................           --            --       (104,165)            --        (104,165)
  Other, net........................           --            --        (25,758)            --         (25,758)
                                      -----------   -----------    -----------    -----------     -----------
Net cash provided (used in) by
  investing activities..............           --            --     (1,777,528)            --      (1,777,528)
                                      -----------   -----------    -----------    -----------     -----------
Cash flows from financing activities
  Proceeds from issuance of
    long-term debt..................      107,500       300,000      4,209,218             --       4,616,718
  Principal payments on long-term
    debt............................   (1,090,865)     (289,541)    (2,998,546)            --      (4,378,952)
  Cash dividends....................           --      (309,577)            --             --        (309,577)
  Net proceeds from issuance of
    common stock....................      580,833            --             --             --         580,833
  Proceeds from exercise of common
    stock options and warrants......       36,955        41,220             --             --          78,175
  Stock repurchases.................      (96,960)     (903,248)            --             --      (1,000,208)
  (Increase) decrease in
    intercompany and investments,
    net.............................      509,335     1,329,375     (1,838,710)            --              --
  Other, net........................           --            --        (31,939)            --         (31,939)
                                      -----------   -----------    -----------    -----------     -----------
Net cash provided (used in) by
  financing activities..............       46,798       168,229       (659,977)            --        (444,950)
                                      -----------   -----------    -----------    -----------     -----------
Effect of exchange rate changes on
  cash and cash equivalents.........           --            --         (5,788)            --          (5,788)
                                      -----------   -----------    -----------    -----------     -----------
Increase (decrease) in cash and cash
  equivalents.......................        8,515       (31,217)      (139,658)            --        (162,360)
Cash and cash equivalents at
  beginning of period...............        6,115        73,847        272,340                        352,302
                                      -----------   -----------    -----------    -----------     -----------
Cash and cash equivalents at end of
  period............................  $    14,630   $    42,630    $   132,682    $        --     $   189,942
                                      ===========   ===========    ===========    ===========     ===========

                             WASTE MANAGEMENT, INC.

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                         PARENT      GUARANTOR    NON-GUARANTOR   ELIMINATIONS   CONSOLIDATION
                                       -----------   ----------   -------------   ------------   -------------
Cash flows from operating activities
  Net income (loss)..................  $    24,231   $   41,719    $   207,816    $  (249,535)    $    24,231
  Equity in earnings of
    subsidiaries.....................      (41,719)    (207,816)            --        249,535              --
  Other adjustments and changes......          137       14,072      1,892,516             --       1,906,725
                                       -----------   ----------    -----------    -----------     -----------
Net cash provided (used in) by
  operations.........................      (17,351)    (152,025)     2,100,332             --       1,930,956
                                       -----------   ----------    -----------    -----------     -----------
Cash flows from investing activities
  Short-term investments.............           --           --          1,170             --           1,170
  Acquisitions of businesses, net of
    cash acquired....................           --           --       (509,608)            --        (509,608)
  Capital expenditures...............           --           --     (1,519,272)            --      (1,519,272)
  Proceeds from sale of assets.......           --           --        814,401             --         814,401
  Acquisition of minority
    interests........................           --           --       (342,034)            --        (342,034)
  Other, net.........................           --           --        (35,459)            --         (35,459)
                                       -----------   ----------    -----------    -----------     -----------
Net cash provided (used in) by
  investing activities...............           --           --     (1,590,802)            --      (1,590,802)
                                       -----------   ----------    -----------    -----------     -----------
Cash flows from financing activities
  Proceeds from issuance of long-term
    debt.............................      369,552    1,500,000      2,533,456             --       4,403,008
  Principal payments on long-term
    debt.............................           --     (473,487)    (3,481,097)            --      (3,954,584)
  Cash dividends.....................           --     (308,265)            --             --        (308,265)
  Proceeds from exercise of common
    stock options and warrants.......       53,518       65,766             --             --         119,284
  Stock repurchases..................           --     (473,560)            --             --        (473,560)
  (Increase) decrease in intercompany
    and investments, net.............     (401,492)      14,482        387,010             --              --
  Other, net.........................           --           --         21,958             --          21,958
                                       -----------   ----------    -----------    -----------     -----------
Net cash provided (used in) by
  financing activities...............       21,578      324,936       (538,673)            --        (192,159)
                                       -----------   ----------    -----------    -----------     -----------
Effect of exchange rate changes on
  cash and cash equivalents..........           --           --          2,807             --           2,807
                                       -----------   ----------    -----------    -----------     -----------
Increase (decrease) in cash and cash
  equivalents........................        4,227      172,911        (26,336)            --         150,802
Cash and cash equivalents at
  beginning of period................        1,888      (99,064)       298,676                        201,500
                                       -----------   ----------    -----------    -----------     -----------
Cash and cash equivalents at end of
  period.............................  $     6,115   $   73,847    $   272,340    $        --     $   352,302
                                       ===========   ==========    ===========    ===========     ===========

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            WASTE MANAGEMENT, INC.

                                            By: /s/ DONALD R. CHAPPEL
                                              ----------------------------------
                                              Donald R. Chappel,
                                              Executive Vice President and Chief
                                                Financial Officer (Principal
                                                Financial Officer)

                                            By: /s/ BRUCE E. SNYDER
                                              ----------------------------------
                                              Bruce E. Snyder,
                                              Vice President and Chief
                                                Accounting Officer (Principal
                                                Accounting Officer)

Date: September 16, 1999

                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          23.1           -- Consent of Independent Public Accountants
          23.2           -- Consent of Independent Accountants